PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration Nos. 333-249465
$160,000,000 Global SPAC Partners Co. 16,000,000 units

_____________________________

Global SPAC Partners Co. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one subunit and one-half of a redeemable warrant. Each subunit consists of one Class A ordinary share and one-quarter of a redeemable warrant. The units, subunits, Class A ordinary shares and warrants included in the public offering are collectively referred to as the “public units,” “public subunits,” “public shares,” and “public warrants,” respectively. Furthermore, the one-half warrants underlying each public unit and the one-quarter warrants underlying each public subunit are collectively referred to as the “public unit warrants” and “public subunit warrants,” respectively. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. Only whole warrants are exercisable and will trade. We have also granted the underwriters a 45-day option to purchase up to an additional 2,400,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination as described in the prospectus. If we are unable to complete our initial business combination within 12 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Certain funds and accounts managed by Glazer Capital LLC, Sea Otter Securities Group LLC and Mint Tower Capital Management B.V., which are members of Global SPAC Sponsors LLC, our sponsor, and are referred to collectively as the “anchor investors” throughout this prospectus, have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units in the event the underwriters’ over-allotment option is exercised in full). For a discussion of certain additional arrangements with our anchor investors, see “Summary — The Offering — Expressions of Interest.”

Prior to this offering, there has been no public market for our units, subunits, ordinary shares or warrants. Our units are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “GLSPU”. The public subunits and public unit warrants, but not the public shares and public subunit warrants, will begin separate trading on the 52nd day following the date of this prospectus unless I-Bankers Securities, Inc., acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the subunits and warrants will be listed on Nasdaq under the symbols “GLSPT” and “GLSPW,” respectively. We plan to list our Class A ordinary shares on Nasdaq separately after we consummate an initial business combination.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See the section in this prospectus entitled “Risk Factors” beginning on page 32. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

_____________________________

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$160,000,000	$8,800,000	$151,200,000	(2)

____________

(1)      The underwriters have agreed to defer until consummation of our initial business combination $5.6 million of its underwriting commissions (or $6.44 million if the underwriters’ over-allotment option is exercised in full), which equals 3.5% of the gross proceeds from the units sold to the public. This amount will be placed in a trust account located in the United States and will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

(2)      Of the proceeds we receive from this offering and the sale of the placement units described in this prospectus, $161,600,000, or $185,840,000 if the underwriters’ over-allotment option is exercised in full ($10.10 per unit), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about April 13, 2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

_____________________________

Sole Book-Running Manager

I-Bankers Securities, Inc.

_____________________________

The date of this prospectus is April 8, 2021

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•        “anchor investors” are to certain funds and accounts managed by Glazer Capital LLC, Sea Otter Securities Group LLC and Mint Tower Capital Management B.V., which are members of our sponsor and have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units if the underwriters’ over-allotment option is exercised in full), as further described herein;

•        “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•        “completion window” are to the period following the completion of this offering at the end of which, if we have not completed our initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest, divided by the number of then outstanding public shares, subject to applicable law and certain conditions and as further described herein. The completion window ends 12 months from the closing of this offering;

•        “founder shares” are to our Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and, unless the context otherwise requires, our Class A ordinary shares issued upon the conversion thereof as provided herein;

•        “initial holders” are to the holders of our founder shares prior to this offering;

•        “I-Bankers” are to I-Bankers Securities, Inc., the representative of the underwriters in this offering;

•        “letter agreement” are to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•        “management” or our “management team” are to our officers and directors;

•        “memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering;

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•        “placement shares” are to the 675,000 Class A ordinary shares (or 747,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) underlying the placement subunits;

•        “placement subunits” are to the 675,000 subunits (or 747,000 subunits if the underwriters’ over-allotment option is exercised in full) underlying the placement units being purchased by our sponsor and I-Bankers (and/or their designees) in the private placement, each placement subunit consisting of one Class A ordinary share and one-fourth of one placement warrant, with each whole warrant exercisable to purchase one Class A ordinary share;

•        “placement units” are to the 675,000 units (or 747,000 units if the underwriters’ over-allotment option is exercised in full) being purchased by our sponsor and I-Bankers (and/or their designees) in the private placement, each placement unit consisting of one placement subunit and one-half of one placement warrant, with each whole warrant exercisable to purchase one Class A ordinary share. Our sponsor or its designees has agreed to purchase 515,000 units (or 563,000 units if the underwriters’ over-allotment option is exercised in full) and I-Bankers and/or its designees has agreed to purchase 160,000 placement units (or 184,000 placement units if the underwriters’ over-allotment option is exercised in full);

•        “placement warrants” are to the 506,250 warrants (or the 560,250 warrants if the underwriters’ over-allotment option is exercised in full) underlying the placement units (including the warrants directly underlying the placement units and the warrants underlying the placement subunits) being purchased by our sponsor and I-Bankers (and/or their designees) in the private placement, with each whole warrant exercisable to purchase one Class A ordinary share;

•        “private placement” are to the private placement of 675,000 units (or 747,000 units if the underwriters’ over-allotment option is exercised in full) being purchased by our sponsor and I-Bankers (and/or their designees) in the private placement, which will occur simultaneously with the completion of this offering, at a purchase price of $10.00 per unit for a total purchase price of $6.75 million (or $7.47 million if the underwriters’ over-allotment option is exercised in full);

•        “public shares” are to the 16,000,000 Class A ordinary shares (or the 18,400,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) offered as part of the subunits in this offering (whether they are subscribed for in this offering or thereafter purchased in the open market);

•        “public shareholders” are to the holders of our public shares;

•        “public subunit warrants” are to the 4,000,000 public warrants (or the 4,600,000 of public warrants if the underwriters’ over-allotment option is exercised in full) underlying the public subunits, with each whole warrant exercisable to purchase one Class A ordinary share;

•        “public subunits” are to the 16,000,000 subunits (or the 18,400,000 of subunits if the underwriters’ over-allotment option is exercised in full) (each subunit consisting of one Class A ordinary share and one-quarter of a warrant, with each whole warrant exercisable to purchase one Class A ordinary share) sold as part of the units in this offering (whether they are subscribed for in this offering or purchased in the open market);

•        “public unit warrants” are to the 8,000,000 redeemable warrants (or the 9,200,000 redeemable warrants if the underwriters’ over-allotment option is exercised in full) directly underlying the public units (excluding the redeemable warrants underlying the public subunits), with each whole warrant exercisable to purchase one Class A ordinary share;

•        “public units” are to the 16,000,000 units (or 18,400,000 units if the underwriters’ over-allotment option is exercised in full) sold in this offering (whether they are subscribed for in this offering or thereafter purchased in the open market); each public unit consisting of one public subunit and one-half of one public warrant, with each whole warrant exercisable to purchase one Class A ordinary share;

•        “public warrants” are to the 12,000,000 redeemable warrants (or the 13,800,000 redeemable warrants if the underwriters’ over-allotment option is exercised in full) sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market), including both the redeemable warrants directly underlying the unit as well as the redeemable warrants underlying the subunits, with each whole warrant exercisable to purchase one Class A ordinary share;

•        “representative shares” are to the 100,000 Class B ordinary shares issued to I-Bankers upon the closing of this offering;

•        “sponsor” are to Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company. Members of Global SPAC Sponsors LLC include the anchor investors and SPAC Partners-Global LLC, whose members include certain officers and directors of the company. The sole manager of Global SPAC Sponsors LLC is our CEO, Bryant B. Edwards;

•        “warrants” are to the 12,506,250 warrants (or the 14,360,250 warrants if the underwriters’ over-allotment option is exercised in full), which include the public warrants which are redeemable, as well as the placement warrants which are non-redeemable so long as they are held by the initial purchasers of the placement units or their permitted transferees, with each whole warrant exercisable to purchase one Class A ordinary share; and

•        “we,” “us,” “company” or “our company” are to Global SPAC Partners Co., a Cayman Islands exempted company.

All references in this prospectus to redemption of public shares are to the redemption of public subunits and redemption price per share are to redemption price per public subunit. All references in this prospectus to shares of the company being forfeited shall take effect as surrenders for no consideration of such shares, underlying the subunits, as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. Registered trademarks referred to in this prospectus are the property of their respective owners. No fractional warrants will be issued upon separation of the units and subunits and only whole warrants will trade. Accordingly, before the business combination, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Additionally, upon the business combination, unless you hold at least four subunits, you will not be able to receive or trade a whole warrant.

General

We are a blank check company incorporated on August 6, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination, involving one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.

Business Strategy

Our initial strategy is to identify a business combination target within the Middle East, North Africa (“MENA”) or South & Southeast Asia regions. Although we are not limited to any specific industry, we intend to focus on business combination targets within industries with relatively secure and predictable cash flows and growth. Our strategic partner, Innvotec Limited (“Innvotec”), whose Managing Director, Amir Kazmi, is one of our Directors, possess extensive global investment experience and networks which we intend to leverage to assist us in identification of business combination targets. Although we intend to pursue a company with operations, ownership or headquarters within the targeted regions, we are not limited to doing so.

Our sponsor group includes our management team, which has extensive prior experience sponsoring SPACs, and our strategic partner, Innvotec, described below. Although Innvotec is not participating in the funding of our sponsor’s private placement, Innvotec, or its affiliates is a member of our sponsor and will assist us in our search for an initial business combination target. We believe that Innvotec’s relationships within our target regions and experience in investing in companies similar in profile to those we will be searching for, will assist us greatly and help identify attractive potential business combination targets. Our officers and directors and Innvotec, collectively have extensive experience in international investment management, cross-border mergers & acquisitions, corporate finance, legal and regulatory matters within our target regions. See “Management” for additional information about our team of executive officers and directors.

Innvotec is one of the UK’s longest established independent firms focused on venture capital and private equity investments. Innvotec specializes in venture and P/E investing in more established companies across a broad range of industries and geographic regions. Innvotec is regulated by the UK Financial Conduct Authority, and directly manages two fund families: Technology SEIS/EIS Fund and Female Ventures Fund, as well as eight closed-end funds and conducts some of its corporate finance activities via the Envestors Platform. Since 2017, Innvotec has successfully exited six portfolio positions. The firm transacts with a wide range of counterparties, including venture or private equity funds, institutional investors, family offices, private families and founders. The firm focuses on achieving long term capital appreciation in a diversified portfolio of attractive investments which generally provide stable, long term cash flows. Selected industries in which its funds have invested include: Cleantech, Consumer Technology, Education, Engineering, Fintech, Healthcare, Internet, Apps & Media, Biotech, and general Software and Technology.

Our CEO, COO and CFO all possess a strong understanding of the SPAC structure and market. Our CEO, Mr. Edwards, was COO of Twelve Seas (Nasdaq: BROG), a Nasdaq listed SPAC that raised $207 million in June 2018, and successfully completed its business combination in December 2019 with Brooge Energy Limited, an oil services operator in Fujairah, UAE that had a market capitalization of over $800 million. Mr. Edwards also serves as a Director of Archimedes Tech SPAC Partners Co., which is currently seeking an initial business combination. Our COO, Stephen N. Cannon, has served as a member of management for seven other SPACs; six of which have completed initial public offerings, four of which have consummated a business combination, including Twelve Seas, where he served as CFO, and two of which are seeking an initial business combination, including Ackrell SPAC Partners I Co., where he serves as COO and President, and Archimedes Tech SPAC Partners Co., where he serves as CEO & President. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes Tech SPAC Partners Co., and was Vice President of the Sponsor of Twelve Seas.

We will consider companies in a wide range of industries, but generally will seek to acquire a high-quality business that generates predictable cash flows and growth. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk.

We believe that our team is well-positioned to identify companies in the market that will produce attractive risk-adjusted returns. We also believe that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds, the legal community and investment bankers, will enable us to pursue a broad range of opportunities. We will seek to capitalize on our management team’s extensive network of contacts to source attractive acquisition opportunities within the regions. We believe there are many potential target companies that have operations or ownership interests that cross over between developed markets and developing markets within the regions we seek to target, and we believe our team’s experiences are well suited to source and consummate a transaction with such a company.

Consistent with our investment principles and business strategy, we expect to identify high-quality companies that have a number of the characteristics enumerated below. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to complete our initial business combination with a target business that does not meet all of these criteria. We will seek to acquire companies that have the following characteristics:

•        Growing, predictable, and free-cash-flow generating. We will generally seek companies with a proven track record that are expected to generate strong, sustainable growth in cash flows over the long term;

•        High barriers to entry. We will seek companies that have long-term sustainable competitive advantages, significant barriers to entry around their business, and low risks of disruption due to competition, innovation or new entrants;

•        Less exposure to extrinsic factors. We will seek companies that are not materially affected by commodity prices, interest rate or currency volatility and/or cyclical risk;

•        Strong balance sheet. We will seek companies that are conservatively financed relative to their free-cash-flow generation, after taking into consideration the initial business combination;

•        Strong market growth. We will seek target businesses operating in industries that benefit from economic growth and macro trends within the regions we will target, such as increasing investment, GDP and/or trade;

•        Positive demographic trends. We will seek target businesses with exposure in markets with strong demographic trends such as population growth, standard of living, and/or disposable income; and

•        Superior management and governance. We will seek companies that have trustworthy, talented, experienced, and highly competent management teams. These companies may be led by entrepreneurs who are looking for a partner with our expertise to execute on the next stage of their growth.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our Board of Directors will make the determination as to the fair market value of our initial business combination. If our Board of Directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our Board of Directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholders’ approval, as applicable.

Other Acquisition Considerations

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Members of our management team may directly or indirectly own our ordinary shares and/or placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Specifically, our CEO, Bryant B. Edwards, currently serves as a Director of Archimedes Tech SPAC Partners Co., a SPAC which is seeking an initial business combination. Our COO, Stephen N. Cannon, currently serves as COO and President of Ackrell SPAC Partners I Co. and CEO and President of Archimedes Tech SPAC Partners Co., SPACs which are seeking an initial business combination. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes Tech SPAC Partners Co. Accordingly, subject to his fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he has then current fiduciary or contractual obligations, he will need to honor his fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

In addition, our sponsor, affiliates, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our Board of Directors will review any potential conflicts of interest on a case-by-case basis.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are a Cayman Islands exempted company incorporated on August 6, 2020. Our executive offices are located at 2093 Philadelphia Pike #1968, Claymont, Delaware 19703, and our telephone number is (650) 560-4753.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered	16,000,000 units, at $10.00 per unit, each unit consisting of:
• one subunit (consisting of one Class A ordinary share and one-quarter of a warrant, each whole warrant exercisable to purchase one Class A ordinary share); and
• one-half of one warrant, each whole warrant exercisable to purchase one Class A ordinary share.
Proposed Nasdaq symbols	Units: “GLSPU” Subunits: “GLSPT”
Warrants: “GLSPW” We plan to list our Class A ordinary shares on Nasdaq separately after we consummate an initial business combination.
Trading commencement and separation of subunits and warrants

The units will begin trading promptly after the date of this prospectus. The subunits and warrants comprising the units, but not the Class A ordinary shares and warrants included in the subunits, will begin separate trading on the 52nd day following the date of this prospectus unless I-Bankers, as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into subunits and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of tradeable warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.

The subunits will continue to trade as subunits, each consisting of one Class A ordinary share and one-quarter of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. At such time, every four one-quarter warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to have a number of subunits divisible by four at that time or they could lose up to three-quarters of a warrant.

Separate trading of the subunits and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the subunits and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering	0
Number outstanding after this offering and the private placement	16,675,000(1)(2)
Subunits:
Number outstanding before this offering	0
Number outstanding after this offering and the private placement	16,675,000(1)(3)
Ordinary shares:
Number outstanding before this offering	4,600,000(4)
Number outstanding after this offering and the private placement	20,775,000(1)(5)
Redeemable Warrants:
Number outstanding before this offering	0
Number of warrants to be outstanding after this offering and the private placement	12,506,250(1)(6)

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option.

(2)      Comprised of 16,000,000 public units sold in this offering and 675,000 placement units to be sold in the private placement.

(3)      Includes 16,000,000 public subunits included in the units sold in this offering and 675,000 placement subunits underlying the placement units to be sold in the private placement.

(4)      Consists solely of founder shares and includes up to 600,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Founder shares are classified as Class B ordinary shares, which shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(5)      Includes 16,000,000 public shares underlying the public units, 675,000 placement shares underlying the placement units to be sold in the private placement, 4,000,000 founder shares, assuming 600,000 founder shares have been forfeited, and 100,000 representative shares to be issued to I-Bankers upon the closing of this offering.

(6)      Includes 12,000,000 public warrants included in the units sold in this offering (including both the 8,000,000 public warrants directly underlying the 16,000,000 public units and the 4,000,000 public warrants underlying the 16,000,000 public subunits) and 506,250 placement warrants underlying the placement units and placement subunits to be sold in the private placement (including both the 337,500 placement warrants directly underlying the placement units and the 168,750 placement warrants underlying the placement subunits within the placement units).

Exercisability

Each unit contains one-half of one redeemable warrant. Each whole warrant is exercisable to purchase one Class A ordinary share at a price of $11.50. The warrants will become exercisable 30 days after the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption. Only whole warrants are exercisable.

We structured each unit to consist of one subunit (consisting of one Class A ordinary share and one-quarter of a warrant) and one-half of a warrant. We have structured our offering in this fashion to attempt to (i) maximize the amount of cash in trust that will be available for our use following our business combination and (ii) to reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and three-quarters of one warrant, in the event a portion of our shareholders elect to redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as any shareholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit. We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for shareholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and three-quarters of one warrant, due to a reduction in the number of warrants outstanding.

Exercise price

$11.50 per whole share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or their affiliates, without taking into account any founder shares held by our initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period

The warrants will become exercisable 30 days after the completion of our initial business combination provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file, and within 60 business days following our initial business combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the placement warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the last sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. Please see the section entitled “Description of Securities — Redeemable Warrants — Public Warrants” for additional information. Except as set forth below, none of the placement warrants will be redeemable by us so long as they are held by our sponsor, its designees or its permitted transferees.

Appointment of directors; voting rights

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. These provisions of our memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Expressions of interest

The anchor investors have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units if the underwriters’ over-allotment option is exercised in full), and we have agreed to direct the underwriters to sell to the anchor investors such number of units. Further, the anchor investors have entered into separate agreements with our sponsor, the combined effect of which is that, (i) anchor investors have purchased membership interests in our sponsor, representing beneficial interest in 250,000 founder shares presently and 19,875 placement units upon closing of this offering (or 287,500 founder shares and 22,125 placement units if the underwriters’ over-allotment option is exercised in full) and (ii) if the anchor investors, collectively, do not own 4,000,000 public subunits (4,600,000 public subunits if the underwriters’ over-allotment option is exercised in full) on the date of any shareholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination, certain or all of the anchor investors will be required to forfeit a portion of their founder share membership interests in our sponsor; provided, however, that such forfeitures shall not reduce the founder share membership interests collectively owned by such anchor investors below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full). The price paid by the anchor investors for the preceding minimum founder share membership interests that are not subject to forfeiture and the anchor investors’ placement units is approximately the same, proportionally, as that paid by the other members of our sponsor and the sponsor’s designees, collectively, for the rest of the membership interests and placement units.

In addition, if our sponsor forfeits a portion of its founder shares in connection with our business combination, each anchor investor will be subject to forfeiture of their founder shares pro rata with all members of our sponsor, provided such forfeiture shall not reduce such anchor investor’s aggregate ownership below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full).

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of equity the anchor investors will retain, if any, upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination.

We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98%, and the anchor investors could own up to 19.25% assuming they purchase up to $40,000,000 of units in this offering, of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, we may only require 1,612,501 or 10.08% of the 16,000,000 public shares sold in this offering to be voted in favor of our initial business combination, assuming all the outstanding shares are present at the meeting to approve such transaction and assuming the underwriters’ over-allotment option is not exercised.

With respect to the subunits underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public subunit holders.

Founder shares

In August 2020, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.00435 per share. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. The number of founder shares was determined based on the expectation that the founder shares would represent 20% of the aggregate of our founder shares and our issued and outstanding public shares after this offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering).

On September 17, 2020, our sponsor transferred 50,000 founder shares each to Mr. Marwan Abedin, our director, and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. Our sponsor subsequently repurchased the 100,000 founder shares from the two former director nominees and 25,000 founder shares from Mr. Abedin at the same price of approximately $0.00435 per share. On March 5, 2021, our sponsor transferred 25,000 founder shares to each of the other two directors including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. On April 8, 2021, our sponsor returned to us for cancellation, at no cost, an aggregate of 1,150,000 founder shares. This resulted in our sponsor holding an aggregate of 4,525,000 founder shares prior to our offering, of which up to 600,000 are subject to forfeiture by our sponsor if the underwriters’ over-allotment is not exercised in full.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:
• only holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination;

• the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor, affiliates, officers, directors, and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares, placement shares, representative shares and any public shares they may hold in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares, placement shares and representative shares if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). If we submit our initial business combination to our public shareholders for a vote, our sponsor, affiliates, officers, directors and I-Bankers have agreed, pursuant to such letter agreement, to vote their founder shares, placement shares, representative share and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares, placement shares and representative shares held by our sponsor, affiliates, officers, directors and I-Bankers, we would need only 5,612,501, or 35.08%, of the 16,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the underwriters’ over-allotment option is not exercised);

•   the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below and in our memorandum and articles of association; and

• the founder shares are subject to registration rights.
Transfer restrictions on founder shares

Our sponsor, officers and directors and have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees, as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units” (including securities contained therein) for a period ending on the earlier of the six-month anniversary of the date of the consummation of our initial business combination and the date on which the closing price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of our Board of Directors or management team in which the company is the surviving entity. Notwithstanding the foregoing, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with our consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Founder shares conversion and anti-dilution rights

We have issued 4,600,000 founder shares, which are Class B ordinary shares, par value $0.0001 per share. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in our memorandum and articles of association.

In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of all ordinary shares outstanding upon completion of this offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering), plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination, or any private placement-equivalent units issued to our sponsor or its affiliates upon conversion of loans made to us. Holders of founder shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Private placement

Our sponsor or its designees and I-Bankers have committed to purchase 675,000 placement units (or 747,000 placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($6,750,000 in the aggregate, or $7,470,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Our sponsor or its designees has agreed to purchase 515,000 placement units (or 563,000 placement units if the underwriters’ over-allotment option is exercised in full) and I-Bankers (and/or its designees) has agreed to purchase 160,000 placement units (or 184,000 placement units if the underwriters’ over-allotment option is exercised in full). Each placement unit consists of one subunit, or “placement subunit” (consisting of one Class A ordinary share (collectively, “placement shares”), and one-quarter of a warrant) and one-half of a warrant. The warrants included in the placement units and placement subunits are referred to as the “placement warrants.” The placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus. A portion of the purchase price of the placement units will be added to the net proceeds from this offering to be held in the trust account. If we do not consummate an initial business combination within the completion window, the proceeds from the sale of the placement units held in the trust account will be used to fund the redemption of our public shares (underlying the public subunits) (subject to the requirements of applicable law) and the placement units (and the underlying securities) will expire worthless. The placement warrants included in the placement units will be non-redeemable by us) and exercisable on a cashless basis so long as they are held by our sponsor, its designees or its permitted transferees (see “Description of Securities — Warrants — Placement Warrants”). If the placement warrants are held by holders other than our sponsor or its permitted transferees, the placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Each whole placement warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. Placement warrants may be exercised only for a whole number of shares. If any fractional interests would be issuable upon exercise of a placement warrant, we will round down to the nearest whole number the number of Class A ordinary shares to be issued to the holder. The placement warrants will not be redeemable by us and will be exercisable on a cashless basis so long as they are held by our sponsor, its designees or its permitted transferees (except as described below under “Principal Shareholders — Transfers of Founder Shares and Placement Warrants”). If the placement warrants are held by holders other than the sponsor or its permitted transferees, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Transfer restrictions on placement units

The placement units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of our initial business combination. The placement warrants will be non-redeemable so long as they are held by our sponsor, its designees or its permitted transferees. If the placement units are held by someone other than our sponsor, its designees, or their permitted transferees, the placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering.

Representative shares

We will issue to I-Bankers 100,000 Class B ordinary shares upon the closing of this offering for the par value of $0.0001 per share (the “representative shares”). I-Bankers has agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, I-Bankers has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination, (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the completion window and (iii) to vote in favor of our initial business combination with respect to such shares if we submit our initial business combination to our public shareholders for a vote.

Proceeds to be held in trust account

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the placement units described in this prospectus, $161,600,000 ($10.10 per unit), or $185,840,000 ($10.10 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee and $1,950,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $5,600,000 (or up to $6,440,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except as set forth below, the proceeds from this offering and the private placement will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes. Based upon current interest rates, we expect the trust account to generate approximately $97,000 of interest annually (assuming no exercise of the underwriters’ over-allotment option and an interest rate of 0.06% per year) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the placement units not held in the trust account, which will be approximately $850,000 in working capital after the payment of approximately $1,100,000 in expenses relating to this offering; and

•   any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our Board of Directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares (underlying the public subunits) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares (underlying the public subunits), subject to the limitations described herein.

In the event a portion of our shareholders elect to redeem their public shares (underlying the public subunits) in connection with either our shareholder vote or our pre-business combination tender offer, those shareholders will also forfeit the public subunit warrants underlying the public subunits containing the redeemed public shares. As such, throughout this prospectus, the redemption of public shares are to the redemption of public subunits and redemption price per share shall mean redemption price per public subunit.

The amount in the trust account is initially anticipated to be $10.10 per public share (underlying the public subunits). The per-share amount we will distribute to investors who properly redeem their shares (underlying the public subunits) will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our founder shares, placement shares or representative shares. Our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares, representative shares and any public shares (underlying the public subunits) they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares (underlying the public subunits) upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association:

• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares (underlying the public subunits), which number will be based on the requirement that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares (underlying the public subunits) than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

• file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, affiliates, officers, directors and I-Bankers have agreed (and their permitted transferees will agree) to vote any founder shares, placement shares and representative shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98% of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. Each public shareholder may elect to redeem their public shares (underlying the public subunits) irrespective of whether they vote for or against the proposed transaction.

Our memorandum and articles of association provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, affiliates, officers, directors, and I-Bankers have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares, placement shares, representative shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial holder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Redemption rights in connection with proposed amendments to our memorandum and articles of association

Our memorandum and articles of association provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our memorandum and articles of association, but excluding the provision of the articles relating to the appointment of directors), may be amended if approved by a special resolution under Cayman Islands law, which requires the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our ordinary shares. Should our sponsor, affiliates, directors, officers and I-Bankers vote all its founder shares, placement shares and representative shares in favor of any such amendment, we would require 5,612,501, or 35.08%, of the public shares issued in this offering to be voted in favor of any such amendment for its approval (assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor or its affiliates of public shares in this offering or thereafter). We may not issue additional securities that can vote on amendments to our memorandum and articles of association or in our initial business combination. Our sponsor, affiliates, officers, directors, and I-Bankers, which will beneficially own 22.98% of our ordinary shares upon the closing of this offering, the private placement and issuance of representative shares (assuming none of our sponsor, officers, directors, or their affiliates purchases units in this offering or thereafter and assuming that the underwriters do not exercise their over-allotment option), will participate in any vote to amend our memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of public shares then outstanding.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our sponsor, officers, and directors have agreed that we will have only the time of the completion window to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares, placement shares, representative shares and public shares if we fail to complete our initial business combination within the completion window.

However, if our sponsor, affiliates, officers, directors or I-Bankers acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the completion window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules).

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, officers or directors, or any entities with which they are affiliated, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the placement units held in the trust account prior to the completion of our initial business combination:

• repayment of an aggregate of up to $300,000 in loans made to us by our sponsor and reimbursements for any out-of-pocket expenses to cover offering-related and organizational expenses;

•   payment pursuant to the terms of an Administrative Services Agreement to an affiliate of our CEO for office space, administrative and shared personnel support services, in an amount equal to $10,000 per month;

• reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•   repayment of loans which may be made by our sponsor, members of our management team or any of their respective affiliates or other third parties, post our proposed offering, to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.

These payments may be funded using the net proceeds of this offering and the sale of the placement units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or any entity with which they are affiliated.
Audit committee

We have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of interest

Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Specifically, our CEO, Bryant B. Edwards, currently serves as a Director of Archimedes Tech SPAC Partners Co., a SPAC which is seeking an initial business combination. Our COO, Stephen N. Cannon, currently serves as COO and President of Ackrell SPAC Partners I Co. and CEO and President of Archimedes Tech SPAC Partners Co., SPACs which are seeking an initial business combination. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes Tech SPAC Partners Co. Accordingly, subject to his fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he has then current fiduciary or contractual obligations, he will need to honor his fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•        our lack of operating history;

•        our ability to continue as a “going concern;”

•        our public shareholders will forfeit a portion of their warrants if they redeem their subunits;

•        our shareholders’ potential lack of opportunity to vote on our proposed business combination;

•        the lack of protections afforded to investors of blank check companies;

•        the potential deviation from our acquisition criteria;

•        the potential issuance of additional equity and/or debt securities to complete a business combination;

•        our potential lack of working capital;

•        the potential for third-party claims to reduce the per-share redemption price for our Class A ordinary shares;

•        the potential for negative interest rates for securities in which we invest the funds held in the trust account;

•        our shareholders’ potential to be held liable for claims by third parties against us;

•        the potential failure to enforce our sponsor’s indemnification obligations;

•        the potential for our warrant holders to be limited to exercising warrants only on a “cashless basis;”

•        the potential inability of our warrant holders to obtain a favorable judicial forum for disputes with our company;

•        our dependence on key personnel;

•        potential conflicts of interest of our sponsor, officers, directors or existing holders;

•        the possible delisting of our securities by Nasdaq;

•        our potential dependence on a single target business with a limited number of products or services;

•        the potential of our shares being redeemed and warrants becoming worthless;

•        our competitors potentially with advantages over us in seeking business combinations;

•        ability to obtain additional financing;

•        our initial shareholders controlling a substantial interest in us;

•        the potential adverse effect of the warrants on the market price of our securities;

•        disadvantageous timing for redeeming warrants;

•        the potential adverse effect of registration rights on the market price of our Class A ordinary shares;

•        the potential impact of COVID-19 and related risks;

•        our potential business combination with a company located in a foreign jurisdiction; and

•        potential changes in laws or regulations; tax consequences to business combinations;

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2020
	Actual	As Adjusted
Balance Sheet Data:
Working (deficiency) capital(1)	$(308,942)	$156,872,773
Total assets(2)	353,137	162,472,773
Total liabilities(3)	330,374	5,600,000
Value of ordinary shares subject to possible redemption(4)	—	151,872,770
Shareholders’ equity(5)	22,763	5,000,003

____________

(1)      The “as adjusted” calculation includes $161,600,000 of cash held in trust from the proceeds of this offering and the sale of the placement units, plus $10 from the issuance of the representative shares, plus $850,000 of cash held outside the trust account, plus $22,763 of actual shareholders’ equity on December 31, 2020, less $5,600,000 of deferred underwriting commissions.

(2)      The “as adjusted” calculation equals $161,600,000 of cash held in trust from the proceeds of this offering and the sale of the placement units, plus $10 from the issuance of the representative shares, plus $850,000 in cash held outside the trust account, plus $22,763 of actual shareholders’ equity on December 31, 2020.

(3)      The “as adjusted” calculation equals $5,600,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised.

(4)      The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

(5)      Excludes 15,036,908 Class A ordinary shares sold in the offering which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination ($10.10 per share).

The “as adjusted” information gives effect to the issuance of representative shares, the sale of the public units we are offering, and the sale of the placement units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” total assets of $161,600,000 to be held in the trust account (or $185,840,000 if the underwriters’ over-allotment option is exercised in full) which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If no business combination is completed within the completion window, the proceeds then on deposit in the trust account, including interest (which interest shall be net of taxes payable) will be used to fund the redemption of our public shares. Our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares, placement shares, representative shares and public shares if we fail to complete our initial business combination within the completion window.

RISK FACTORS

Risks Relating to Our Search For, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or Nasdaq listing rules or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our company or transactions where we issue more than 20% of our outstanding shares would require shareholder approval. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting Our Initial Business Combination — Shareholders may not have the ability to approve our initial business combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our Board of Directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If we seek shareholder approval of our initial business combination, our sponsor, affiliates, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike other blank check companies in which the initial holders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares, placement shares and representative shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination. We expect that our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98% of our issued and outstanding ordinary shares at the time of any such shareholder vote, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor or its affiliates of public units in this offering or thereafter. As a result, in addition to the founder shares, placement shares and representative shares held by our sponsor, affiliates, officers, directors and I-Bankers, we would need only 5,612,501, or 35.08%, of the 16,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the underwriters’ over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of our initial business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of the initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In late 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (“COVID-19”) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The COVID-19 outbreak has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Business Strategy — Tendering share certificates in connection with a tender offer or redemption rights.”

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the placement units and will file a

Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, affiliates, officers and directors have agreed that we must complete our initial business combination within the completion window. We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.10 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our Class A ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the completion window, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the completion window, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, approximately $850,000 will be available to us outside of the trust account, which will not be sufficient to allow us to operate for at least the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In such case, our public shareholders may only receive $10.10 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the placement units, only approximately $850,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,100,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,100,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.10 per share (or less in certain circumstances) on our redemption of our public shares, and our warrants will expire worthless. In such case, our public shareholders may only receive $10.10 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors herein.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties and prospective target businesses.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by public shareholders may be less than $10.10 per share.

The net proceeds of this offering and certain proceeds from the sale of the placement units, in the amount of $161,600,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. government securities with a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $161,600,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.10 per share.

Our directors may decide not to enforce the indemnification obligations of our sponsor resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.10 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.10 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If we are unable to consummate our initial business combination within the completion window, our public shareholders may be forced to wait beyond such the completion window before redemption from our trust account.

If we are unable to consummate our initial business combination within the completion window, we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the completion window before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of $18,292.68 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings or appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors prior to consummation of our initial business combination.

The grant of registration rights to our initial holders and holders of placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial holders and their permitted transferees can demand that we register their founder shares, after those shares convert to our Class A ordinary shares at the time of our initial business combination. In addition, holders of our placement units (and underlying securities) and their permitted transferees can demand that we register the placement shares as well as the placement warrants and Class A ordinary shares issuable upon exercise of the placement warrants, and holders of placement shares and placement warrants underlying placement units that may be issued upon conversion of working capital loans, may demand that we register such Class A ordinary shares, warrants or the Class A ordinary shares issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our sponsor, holders of our placement units or holders of our working capital loans or their respective permitted transferees are registered.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our Board of Directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our Board of Directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the placement units, $161,600,000 (or $185,840,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes up to approximately $5,600,000, or up to $6,440,000 if the underwriters’ over-allotment option is exercised in full, for the payment of deferred underwriting commissions).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our memorandum and articles of association do not provide a specified maximum redemption threshold, except that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. We cannot assure you that we will not seek to amend our memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our memorandum and articles of association require a special resolution of our shareholders as a matter of Cayman Islands law.

The provisions of our memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of a special resolution under Cayman Islands law, which requires the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting (and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our ordinary shares). It may be easier for us, therefore, to amend our memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our memorandum and articles of association provide that any of its provisions, including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), but excluding the provision of our memorandum and articles of association relating to the appointment of directors, may be amended if approved by a special resolution under Cayman Islands law, which requires the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our ordinary shares. Our initial holders and holders of placement shares will participate in any vote to amend our memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination behavior more easily, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our memorandum and articles of association.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the placement units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing, could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.10 per share on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share” and other risk factors below.

The initial holders will control the appointment of our Board of Directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, the initial holders will own 20% of our issued and outstanding ordinary shares (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering). In addition, holders of the founder shares will be entitled to appoint all of our directors prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our securities. In addition, as a result of its substantial ownership in our company, our sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association and approval of major corporate transactions. If our sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. Accordingly, our sponsor will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Our warrants and founder shares may have an adverse effect on the market price of our securities and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 12,000,000 Class A ordinary shares (or up to 13,800,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per share (subject to adjustment as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 675,000 placement units (or up to 747,000 placement units if the underwriters’ over-allotment option is exercised in full). The placement units will have underlying placement warrants to purchase an aggregate of 506,250 Class A ordinary shares at $11.50 per share, subject to adjustment as provided herein (or up to 560,250 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full). In addition, if the sponsor, the management team or their affiliates make any working capital loans to us post our proposed offering, up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

A provision of our warrant agreement may make it more difficult for use to consummate an initial business combination.

Unlike most blank check companies, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or their affiliates, without taking into account any founder shares held by our initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Description of Securities — Redeemable Warrants — Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the completion window.

Risks Relating to Potential Conflicts

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, affiliates, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, affiliates, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, affiliates, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since holders of our founder shares and placement units will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our initial holders, including our sponsor and I-Bankers, currently own 4,600,000 founder shares, which will be worthless if we do not consummate our initial business combination. Our sponsor and I-Bankers (and/or their designees) have committed to purchase 675,000 placement units (or 747,000 placement units if the underwriters’ over-allotment is exercised in full) at a price of $10.00 per unit ($6,750,000 in the aggregate or $7,470,000 if the underwriters’ over-allotment is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Our sponsor or its designees has agreed to purchase 515,000 placement units (or 563,000 placement units if the underwriters’ over-allotment option is exercised in full) and I-Bankers (and/or its designees) has agreed to purchase 160,000 placement units (or 184,000 placement units if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or placement warrants, which will expire worthless if we do not consummate a business combination within the completion window. If we do not consummate a business combination, our sponsor and I-Bankers will realize a loss on the placement units they have purchased. As a result, the personal and financial interests of certain of our officers and directors, directly or as members of our sponsor, and the financial interests of I-Bankers, in consummating an initial business combination, along with their flexibility in identifying and selecting a prospective acquisition candidate, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination that is not in the best interests of our shareholders. Consequently, the discretion of our officers, directors and I-Bankers in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public shareholders.

The personal and financial interests of our officers, directors and I-Bankers may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

We may engage one of our underwriters or one of their respective affiliates to provide additional services to us after this offering, These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering.

We may engage one of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay our underwriters or their affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Risks Relating to Post-Business Combination Company

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Risks Relating to Being a Foreign Issuer and to Potentially Acquiring and Operating a Business in a Foreign Country

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a United States company.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because of the costs and difficulties inherent in managing cross-border business operations after we acquire it, our results of operations may be negatively impacted following a business combination.

Managing a business, operations, personnel or assets in another country is challenging and costly. Management of the target business that we may hire (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Many countries, and especially those in emerging markets, have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries, including some of the emerging markets within the regions we will initially focus, are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies in developing markets we will initially focus on, such as some countries in the Gulf Cooperation Council, South Asia and Southeastern Asia, differ from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because our business objective includes the possibility of acquiring one or more operating businesses with primary operations in emerging markets we will focus on, changes in the exchange rate between the U.S. dollar and the currency of any relevant jurisdiction may affect our ability to achieve such objective. For instance, the exchange rates between the Turkish lira or Indian rupee and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the relevant currency, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and the relevant currency, which may make it more difficult to consummate a business combination.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

Corporate governance standards in foreign countries may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP. By way of example, there may be substantially less publicly available information about Indian companies than there is about United States companies. Moreover, foreign companies may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a foreign company more difficult. We therefore may have more difficulty in achieving our business objective.

A slowdown in economic growth in the markets that our business target operates in may adversely affect our business, financial condition, results of operations, the value of its equity shares and the trading price of our shares following our business combination.

Following the business combination, our results of operations and financial condition may be dependent on, and may be adversely affected by, conditions in financial markets in the global economy, and, particularly in the markets where the business operates. The specific economy could be adversely affected by various factors such as political or regulatory action, including adverse changes in liberalization policies, business corruption, social disturbances, terrorist attacks and other acts of violence or war, natural calamities, interest rates, inflation, commodity and energy prices and various other factors. Any slowdown in the Indian economy may adversely affect our business, financial condition, results of operations, value of our equity shares and the trading price of our shares following the business combination.

Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war involving India and other countries may result in a loss of investor confidence and a decline in the value of our equity shares and trading price of our shares following our business combination.

Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the markets in which we may operates our business following our business combination and also adversely affect the worldwide financial markets. In addition, the countries we will focus on, have from time to time experienced instances of civil unrest and hostilities among or between neighboring countries. Any such hostilities and tensions may result in investor concern about stability in the region, which may adversely affect the value of our equity shares and the trading price of our shares following our business combination. Events of this nature in the future, as well as social and civil unrest, could influence the Indian economy and could have an adverse effect on our business, including the value of equity shares and the trading price of our shares following our business combination.

Any downgrade of credit ratings of the country in which the company we acquire does business may adversely affect our ability to raise debt financing following our business combination.

No assurance can be given that any rating organization will not downgrade the credit ratings of India’s sovereign foreign currency long-term debt, which reflect an assessment of the overall financial capacity of the government of India to pay its obligations and its ability to meet its financial commitments as they become due. Any downgrade could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our future variable rate debt and our ability to access the debt markets on favorable terms in the future. This could have an adverse effect on our financial condition following our business combination.

Returns on investment in foreign companies may be decreased by withholding and other taxes.

Our investments will incur tax risk unique to investment in developing economies. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of income tax in a developing economy. For example, under treaties with India and under local Indian income tax law, income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns. We intend to seek to minimize any withholding tax or local tax otherwise imposed. However, there is no assurance that the foreign tax authorities will recognize application of such treaties to achieve a minimization of such tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

Risks Relating to Our Management Team

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors and Executive Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us (and they may also participate in the formation of, or become an officer or director of, another special purpose acquisition company) and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities that are engaged in a similar business. In addition, our sponsor, affiliates, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our Board of Directors will review any potential conflicts of interest on a case-by-case basis.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his fiduciary duties under Cayman Islands law.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Risks Relating to Our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally

300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares is a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units are, and eventually our subunits and warrants will be, listed on Nasdaq, our units, subunits and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

If the issuance of the Class A ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units.

We are registering Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the shares of Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any public warrants held by our sponsor, officers or directors, other purchasers of our founders’ units, or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may issue additional Class A ordinary or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share and 1,000,000 undesignated preference shares, par value $0.0001 per share. Immediately after this offering, there will be 170,818,750 and 15,900,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A and Class B ordinary shares available, respectively, for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants but not upon conversion of the Class B ordinary shares. Class B ordinary shares are convertible into Class A ordinary shares, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our memorandum and articles of association. However, our memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares or preference shares:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

Our sponsor paid an aggregate of $25,000, or approximately $0.0054 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our public units.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit and subunit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units and subunits, you and the other public shareholders will incur an immediate and substantial dilution of approximately 91.3% (or $9.13 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.87 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Continental Stock Transfer & Trust Company, the letter agreement among us and our sponsor and its designee, officers, directors and I-Bankers, the registration rights agreement among us, the initial holders and holders of placement units and the representative shares and the administrative services agreement between us and our sponsor, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) so long as we obtain and maintain a listing for our securities on the Nasdaq. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A ordinary shares equal or exceed $18.00 per share (as adjusted for share sub divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants will be redeemable by us so long as they are held by our sponsor, its designees or its permitted transferees.

Because each unit contains one-half of one warrant, and each subunit contains one-fourth of one warrant, and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one warrant and one subunit, which contains one-fourth of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of Class A ordinary shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one ordinary share and three-quarters of one warrant to purchase one share. We structured each unit to consist of one subunit (consisting of one Class A ordinary share and one-quarter of a warrant) and one-half of a warrant. We have structured our offering in this fashion to attempt to (i) maximize the amount of cash in trust that will be available for our use following our business combination and (ii) to reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one ordinary share and three-quarters of one warrant, in the event a portion of our shareholders elect to redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as any shareholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit. We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for shareholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and three-quarters of one warrant, due to a reduction in the number of warrants outstanding.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.10 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.10. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

General Risks

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2020, we had $21,432 of cash and a working capital deficit of $308,942. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Past performance by our management team, sponsor and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team, sponsor, including Innvotec, and their affiliates is presented for informational purposes only. Past performance by our management and sponsor, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team, sponsor or their affiliates as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates equaled or exceeded $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equaled or exceeded $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equaled or exceeded $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the Board of Directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Since only holders of our founder shares will have the right to vote on the appointment of directors prior to our initial business combination, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies.

After completion of this offering, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•        we have a board that includes a majority of “independent directors,” as defined under Nasdaq rules;

•        we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        we have independent director oversight of our director nominations.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined in the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our Class A ordinary shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our ability to consummate an initial business combination due to the uncertainty resulting from the ongoing COVID-19 pandemic;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 16,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$160,000,000	$184,000,000
Gross proceeds from placement units offered in the private placement	6,750,000	7,470,000
Total gross proceeds	$166,750,000	$191,470,000

Offering expenses(2)
Underwriting commissions (2% of gross proceeds from units offered to public, excluding deferred portion)(3)	$3,200,000	$3,680,000
Legal fees and expenses	350,000	350,000
Accounting and Audit fees and expenses	90,000	90,000
SEC expenses	46,736	46,736
FINRA expenses	64,757	64,757
Nasdaq application fees	5,000	5,000
D&O insurance	300,000	300,000
Reimbursement for underwriter costs	201,000	201,000
Printing and engraving expenses	40,000	40,000
Miscellaneous(4)	2,507	2,507
Total offering expenses (other than underwriting commissions)	$1,100,000	$1,100,000
Proceeds after offering expenses	$162,450,000	$186,690,000
Held in trust account(3)	$161,600,000	$185,840,000
% of public offering size	101%	101%
Not held in trust account(2)	$850,000	$850,000

The following table shows the use of the approximately $850,000 of net proceeds not held in the trust account(5).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$425,000	50.0%
Legal and accounting fees related to regulatory reporting obligations	275,000	32.4%
Payment for office space, administrative and shared personnel support services	120,000	14.1%
Working capital to cover miscellaneous expenses	30,000	3.5%
Total	$850,000	100.0%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      As of December 31, 2020, $25,000 of these expenses have been paid from the proceeds of the subscription of founder shares and an additional $278,568 of these expenses have been paid from loans made to us by our sponsor. The sponsor loans will be repaid upon the earlier of the completion of this offering or June 30, 2021. If offering expenses actually paid are less than the estimates set forth in this table, the balance will be used for post-closing working capital.

(3)      The underwriters have agreed to defer until consummation of our initial business combination $5.6 million of their underwriting commissions (or $6.44 million if the underwriters’ over-allotment option is exercised in full), which equals 3.5% of the gross proceeds from the units sold to the public. Upon consummation of our initial business combination, the deferred commissions will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting commissions.

(4)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)      Our actual expenditures for all of these items will depend on the length of time between this Offering and consummation of a business combination and will differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories and amounts of the indicated expenses. The amount in the table above represents the estimated funds, outside of the trust account after consummation of the offering, and does not include either (i) interest available to us from the trust account, nor (ii) additional funding we may secure as needed post offering. Based on current interest rates, we would expect approximately $97,000 to be available to us (only for the payment of taxes) from interest earned on the funds held in the trust account over 12 months following the investment of such funds in specified U.S. government treasury bills, however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ over-allotment option and an interest rate of 0.06% per annum based upon current yields of securities in which the trust account may be invested. In addition, post our proposed offering, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required for operating expenses or transaction costs in connection with an intended initial business combination. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. The terms of such loans by our sponsor, affiliate of our sponsor, or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(6)      Excludes professional expenses related to the business combination, which will be a function of (i) the industry and geographic location or jurisdiction of the initial business combination target, and (ii) our ability to secure needed professional service providers (such as financing services, financial advisory, legal, accounting or consulting) and finance such services either (a) from loans as discussed above or (b) deferral of payments until the consummation of the business combination. See the section of this prospectus titled “Risk Factors”.

The Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds of this offering and the sale of the placement units, $161,600,000 (or $185,840,000 if the underwriters’ over-allotment option is exercised in full), including $5,600,000 (or up to $6,440,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $97,000 per year, assuming no exercise of the underwriters’ over-allotment option and an interest rate of 0.06% per year, following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, net of taxes and other permitted withdrawals or working capital withdrawals, as described in this prospectus. The proceeds from this offering and the sale of the placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We have entered into an Administrative Services Agreement pursuant to which we will pay to an affiliate of our CEO a total of $10,000 per month for office space, administrative and shared personnel support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of December 31, 2020, we had borrowed an aggregate of $300,000 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of this offering.

In addition, post our proposed offering, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Our anchor investors have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units if the underwriters’ over-allotment option is exercised in full), and we have agreed to direct the underwriters to sell to the anchor investors such number of units. Further, the anchor investors have entered into separate agreements with our sponsor, the combined effect of which is that, (i) anchor investors have purchased membership interests in our sponsor, representing beneficial interest in 250,000 founder shares presently and 19,875 placement units upon closing of this offering (or 287,500 founder shares and 22,125 placement units if the underwriters’ over-allotment option is exercised in full) and (ii) if the anchor investors, collectively, do not own 4,000,000 public subunits (4,600,000 public subunits if the underwriters’ over-allotment option is exercised in full), on the date of any shareholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination, certain or all of the anchor investors will be required to forfeit a portion of their founder share membership interests in our sponsor; provided, however, that such forfeitures shall not reduce the founder share membership interests collectively owned by such anchor investors below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full). In addition, if our sponsor forfeits a portion of its founder shares in connection with our business combination, each anchor investor will be subject to forfeiture of their founder shares pro rata with all members of our sponsor, provided such forfeiture shall not reduce such anchor investor’s aggregate ownership below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full).

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of equity the anchor investors will retain, if any, upon the consummation of our initial business combination.

We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98%, and the anchor investors could own up to 19.25% assuming they purchase up to $40,000,000 of units in this offering, of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, it is possible that we may only require 1,612,501 or 10.08% of the 16,000,000 public shares sold in this offering to be voted in favor of our initial business combination, assuming all the outstanding shares are present at the meeting to approve such transaction and assuming the underwriters’ over-allotment option is not exercised. As a result of the founder shares and placement units that the anchor investors may hold through their membership interests of our sponsor, they may have different interests with respect to a vote on an initial business combination than other public shareholders. With respect to the subunits underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public subunit holders.

We will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor, affiliates, officers, directors, and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares, representative shares and any public shares they may hold in connection with the completion of our initial business combination. In addition, our sponsor, affiliates, officers, directors, and I-Bankers have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares, placement shares and representative shares if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering, in which case we will effect a capitalization or share surrender or redemption or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership by our sponsor of founder shares prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units or subunits we are offering pursuant to this prospectus or the warrants included in the placement units or subunits, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding Class A ordinary shares.

At December 31, 2020, our net tangible book deficit was $308,942 or approximately $0.05 per ordinary share. After giving effect to the sale of 16,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 18,400,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the placement units, the issuance of the representative shares and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2020 would have been $5,000,003 or $0.87 per share (or $0.77 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of the approximately 15,036,908 Class A ordinary shares that may be redeemed for cash, or 17,353,740 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $0.87 per share (or $0.77 per share if the underwriters’ over-allotment option is exercised in full) to our initial holders as of the date of this prospectus and dilution to public shareholders from this offering will be $9.13 per share (or $9.23 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or subunits we are offering pursuant to this prospectus or the warrants included in the placement units or the placement subunits:

	No Exercise of Over- Allotment Option	Exercise of Over- Allotment Option in Full
Public offering price	$10.00	$10.00
Net tangible book value before this offering	$(0.07)	$(0.07)
Increase attributable to public shareholders and private placement	$0.94	$0.84
Pro forma net tangible book value after this offering	$0.87	$0.77
Dilution to public shareholders	$9.13	$9.23
Percentage of dilution to public shareholders	91.3%	92.3%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $151,872,770 because holders of up to approximately 94.0% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or general meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our initial holders and the public shareholders:

	Shares			Total Consideration		Average Price Per Share
Holder of	Purchased		Percentage	Amount	Percentage
Founder shares(1)	4,000,000	(1)	19.25%	$25,000	0.01%	$0.0063
Representative shares	100,000		0.48%	$10	0.00%	$0.0001
Placement shares	675,000		3.25%	$6,750,000	4.05%	$10.00
Public shares	16,000,000		77.02%	$160,000,000	95.94%	$10.00
Total	20,775,000		100.00%	$166,775,010	100.00%

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 600,000 founder shares held by our initial holders.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-Allotment	With Over-Allotment
Numerator:
Net tangible book deficit before this offering	$(308,942)	$(308,942)
Net proceeds from this offering and private placement	162,450,000	186,690,000
Plus: Proceeds from the issuance of representative shares	10	10
Plus: Offering costs paid for in advance	331,705	331,705
Less: Deferred underwriting commissions	(5,600,000)	(6,440,000)
Less: Proceeds held in trust subject to redemption to maintain net tangible assets of at least $5,000,001	(151,872,770)	(175,272,770)
	$5,000,003	$5,000,003
	Without Over-Allotment	With Over-Allotment
Denominator:
Founder shares	4,600,000	4,600,000
Founder shares forfeited if underwriters’ over-allotment is not exercised	(600,000)	—
Representative shares	100,000	100,000
Public shares	16,000,000	18,400,000
Placement shares	675,000	747,000
Less: Shares subject to redemption	(15,036,908)	(17,353,740)
	5,738,092	6,493,260

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2020 and as adjusted to give effect to the issuance of representative shares, the sale of our public units and private units and the application of the estimated net proceeds derived from the sale of such securities:

	Actual	As Adjusted
Promissory note – related party(1)	$300,000	$—
Deferred underwriting commissions	—	5,600,000
Class A ordinary share, subject to redemption, 0 and 15,036,908 shares which are subject to possible redemption, actual and as adjusted, respectively(2)	—	151,872,770
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	—	—
Class A ordinary share, $0.0001 par value, 200,000,000 shares authorized; 0 and 1,638,092 shares issued and outstanding, actual and as adjusted, respectively	—	164
Class B ordinary share, $0.0001 par value, 20,000,000 shares authorized, 5,750,000 and 4,100,000 shares issued and outstanding, actual and as adjusted, respectively(3)	575	410
Additional paid-in capital	24,425	5,001,666
Accumulated deficit	(2,237)	(2,237)
Total shareholders’ equity	22,763	5,000,003
Total capitalization	$322,763	$162,472,773

____________

(1)      Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the placement units. As of December 31, 2020, we had drawn down $300,000 under the promissory note with our sponsor to be used for a portion of the expenses of this offering.

(2)      Upon the completion of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed initial business combination.

(3)      The pro forma share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares in a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2020 we had $21,432 in cash, and a working capital deficit of $308,942. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through receipt of $25,000 from the sale of the founder shares to our sponsor and up to $300,000 in loans from our sponsor under an unsecured promissory note. As of December 31, 2020, we had borrowed $300,000 under the promissory note with our sponsor. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting estimated offering expenses of $1,100,000 and the non-deferred underwriters’ discount of $3.2 million, but including deferred underwriting commissions of $5.6 million (or $3.68 million and $6.44 million, respectively if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of 675,000 placement units to our sponsor and I-Bankers (and/or their designees) for an aggregate purchase price of $6.75 million (or 747,000 placement units for an aggregate purchase price of $7.47 million if the underwriters’ over-allotment option is exercised in full), will be $162.45 million (or $186.69 million if the underwriters’ over-allotment option is exercised in full), of which $161.6 million (or $185.84 million if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. If our offering expenses exceed our estimate of $1,100,000, we may fund such excess with the net proceeds from this offering and the private placement held out of trust. If our offering expenses are less than our estimate of $1,100,000, the balance will be used for post-closing working capital.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable) and excluding deferred underwriting commissions, to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $850,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, post our proposed offering, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during the initial 12 month period following our initial public offering to include approximately $425,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $275,000 for legal and accounting fees related to regulatory reporting requirements; $120,000 for office space, administrative and shared personnel support services; and approximately $30,000 for general working capital that will be used for miscellaneous expenses and reserves net of estimated interest income.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On August 7, 2020, our sponsor purchased 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.00435 per share. Bryant B. Edwards, our CEO, funded this $25,000 to us on behalf of the sponsor and, at our request, paid the funds directly to our vendor to settle offering expenses. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares was determined based on the expectation that the founder shares would represent 20% of the aggregate of our founder shares and our issued and outstanding public shares after this offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering). As such, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98% of our issued and outstanding shares after this offering, the private placement and the issuance of representative shares (assuming no purchase of units by our sponsor, officers, directors or their affiliates in this offering and thereafter and no exercise of the underwriters’ over-allotment option). Our sponsor does not intend to purchase any units in this offering.

On September 17, 2020, our sponsor transferred 50,000 founder shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. Our sponsor subsequently repurchased the 100,000 founder shares from the two former director nominees and 25,000 founder shares from Mr. Abedin at the same price of approximately $0.00435 per share. On March 5, 2021, our sponsor transferred 25,000 founder shares to each of Mr. Chandan and Mr. Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. On April 8, 2021, our sponsor returned to us for cancellation, at no cost, an aggregate of 1,150,000 founder shares. This resulted in our sponsor holding an aggregate of 4,525,000 founder shares prior to our offering, of which up to 600,000 are subject to forfeiture by our sponsor if the underwriters’ over-allotment is not exercised in full.

We have entered into an Administrative Services Agreement pursuant to which we will pay to an affiliate of our CEO a total of $10,000 per month for office space, administrative and shared personnel support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, affiliates, officers and directors, or any entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve on a quarterly basis all payments that were made to our sponsor, officers, directors or any entity with which they are affiliated. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On August 7, 2020, our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. As of December 31, 2020, we had borrowed $300,000 from the sponsor pursuant to this promissory note.

In addition, post our proposed offering, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our anchor investors have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units if the underwriters’ over-allotment option is exercised in full), and we have agreed to direct the underwriters to sell to the anchor investors such number of units. Further, the anchor investors have entered into separate agreements with our sponsor, the combined effect of which is that, (i) anchor investors have purchased membership interests in our sponsor, representing beneficial interest in 250,000 founder shares presently and 19,875 placement units upon closing of this offering (or 287,500 founder shares and 22,125 placement units if the underwriters’ over-allotment option is exercised in full) and (ii) if the anchor investors, collectively, do not own 4,000,000 public subunits (4,600,000 public subunits if the underwriters’ over-allotment option is exercised in full), on the date of any shareholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination, certain or all of the anchor investors will be required to forfeit a portion of their founder share membership interests in our sponsor; provided, however, that such forfeitures shall not reduce the founder share membership interests collectively owned by such anchor investors below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full). The price paid by the anchor investors for the preceding minimum founder share membership interests that are not subject to forfeiture and the anchor investors’ placement units is approximately the same, proportionally, as that paid by the other members of our sponsor and the sponsor’s designees, collectively, for the rest of the membership interests and placement units.

In addition, if our sponsor forfeits a portion of its founder shares in connection with our business combination, each anchor investor will be subject to forfeiture of their founder shares pro rata with all members of our sponsor, provided such forfeiture shall not reduce such anchor investor’s aggregate ownership below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full).

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of equity the anchor investors will retain, if any, upon the consummation of our initial business combination.

We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98%, and the anchor investors could own up to 19.25% assuming they purchase up to $40,000,000 of units in this offering, of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, it is possible that we may only require 1,612,501 or 10.08% of the 16,000,000 public shares sold in this offering to be voted in favor of our initial business combination, assuming all the outstanding shares are present at the meeting to approve such transaction and assuming the underwriters’ over-allotment option is not exercised. As a result of the founder shares and placement units that the anchor investors may hold through their membership interests of our sponsor, they may have different interests with respect to a vote on an initial business combination than other public shareholders. With respect to the subunits underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public subunit holders.

Our sponsor and I-Bankers (and/or their designees) have committed to purchase 675,000 placement units (or 747,000 placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($6,750,000 in the aggregate or $7,470,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each placement unit contains one subunit (which consists of one Class A ordinary share and one-quarter of one whole warrant) and one-half of one warrant. Our sponsor or its designees has agreed to purchase 515,000 placement units (or 563,000 placement units if the underwriters’ over-allotment option is exercised in full) and I-Bankers (and/or its designees) has agreed to purchase 160,000 placement units (or 184,000 placement units if the underwriters’ over-allotment option is exercised in full). Each whole placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The placement units, and their underlying securities, are subject to transfer restrictions. See “Principal Shareholders — Transfers of Founder Shares and Placement Units.” Holders of placement units (and underlying securities) or their permitted transferees have the right to require us to register the placement units for resale as described in “Principal Shareholders — Registration Rights.” We will bear the costs and expenses of filing any such registration statements. The placement warrants will be non-redeemable so long as they are held by our sponsor, its designees or their permitted transferees. The placement warrants may also be exercised by our sponsor, its designees or their permitted transferees, for cash or on a cashless basis. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we have entered into with our initial holders and holders of placement units on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Critical Accounting Policies and Estimates

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to shareholders’ equity upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company.” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

We are a newly organized blank check company incorporated on August 6, 2020 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination.” We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.

Introduction

Our initial strategy is to identify a business combination target within the MENA or South & Southeast Asia regions. Although we are not limited to any specific industry, we intend to focus on business combination targets within industries with relatively secure and predictable cash flows and growth. Our strategic partner, Innvotec, whose Managing Director, Amir Kazmi, is one of our Directors, possess extensive global investment experience and networks which we intend to leverage to assist us in identification of business combination targets. Although we intend to pursue a company with operations, ownership or headquarters within the targeted regions, we are not limited to doing so.

Our sponsor group includes our management team, which has extensive prior experience sponsoring SPACs, and our strategic partner, Innvotec, described below. Although Innvotec is not participating in the funding of our sponsor’s private placement, Innvotec, or its affiliates is a member of our sponsor and will assist us in our search for an initial business combination target. We believe that Innvotec’s relationships within our target regions and experience in investing in companies similar in profile to those we will be searching for, will assist us greatly and help identify attractive potential business combination targets. Our officers and directors and Innvotec, collectively have extensive experience in international investment management, cross-border mergers & acquisitions, corporate finance, legal and regulatory matters within our target regions. See “Management” for additional information about our team of executive officers and directors.

Innvotec is one of the UK’s longest established independent firms focused on venture capital and private equity investments. Innvotec specializes in venture and P/E investing in more established companies across a broad range of industries and geographic regions. Innvotec is regulated by the UK Financial Conduct Authority, and directly manages two fund families: Technology SEIS/EIS Fund and Female Ventures Fund, as well as eight closed-end funds and conducts some of its corporate finance activities via the Envestors Platform. Since 2017, Innvotec has successfully exited six portfolio positions. The firm transacts with a wide range of counterparties, including venture or private equity funds, institutional investors, family offices, private families and founders. The firm focuses on achieving long term capital appreciation in a diversified portfolio of attractive investments which generally provide stable, long term cash flows. Selected industries in which its funds have invested include: Cleantech, Consumer Technology, Education, Engineering, Fintech, Healthcare, Internet, Apps & Media, Biotech, and general Software and Technology.

The past performance of our management team or of their affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance.

Business Strategy

We intend to focus our initial business combination search efforts on private companies in the MENA through South & Southeast Asian region that have predictable operating cash flow, significant assets, and successful management teams and are seeking access to the US capital markets.

We will consider companies in a wide range of industries, but generally will seek to acquire a high-quality business that generates predictable cash flows and growth. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk.

We believe that our management team and affiliates are well-positioned to identify attractive risk-adjusted returns in the marketplace and that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds, and investment bankers in addition to the extensive global industry and geographical reach of our affiliates will enable us to pursue a broad range of opportunities. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Competitive Strengths

We believe that our team is well-positioned to identify companies in the market that will produce attractive risk-adjusted returns. We also believe that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds, the legal community and investment bankers, will enable us to pursue a broad range of opportunities. We will seek to capitalize on our management team’s extensive network of contacts to source attractive acquisition opportunities within the regions. We believe there are many potential target companies that have operations or ownership interests that cross over between developed markets and developing markets within the regions we seek to target, and we believe our team’s experiences are well suited to source and consummate a transaction with such a company. We believe that the following benefits of our management team and structure of our company will assist us in consummating an initial business combination:

•        Well-Known Sponsor Team within Our Target Regions.    Innvotec and Mr. Edwards possess intimate knowledge and connections within the MENA through South & Southeast Asian markets that we believe will allow us to identify and access a wide range of high-quality acquisition targets.

Innvotec specializes in investing in private companies across a broad range of industries and geographic regions. The firm transacts with a wide range or counterparties, including venture or private equity funds, institutional investors, family offices, private families and founders. We believe the firms’ main focus of identifying attractive private companies, often with existing owners seeking some liquidity, is well suited to assist us in identifying among such companies that are also interested in becoming publicly-listed via a transaction with us.

Our CEO, Bryant Edwards, has had extensive experience in a broad array of corporate finance and strategic transactions as legal counsel in transactions across this region. Mr. Bryant Edwards, played an important role as a leading lawyer in the development of capital markets across Europe, Middle East and Asia, especially the high yield markets that served as a source of financing for many private equity investments in these markets. Among other things, Mr. Edwards helped establish the Gulf Bond & Sukuk Association, a non-profit organization focused on developing the capital debt markets in the Gulf Region, and served as Vice-Chair of the Credit Markets Committee of the Asia Securities & Financial Markets Committee, an independent trade association focused on promoting the development of capital markets in Asia.

•        Extensive Network and Experience of Transactions within MENA through South & Southeast Asian Regions.    Our management team has significant private equity investing experience in cross-border businesses, with specific emphasis in MENA and South Asia. Our management team and board members collectively possess a deep understanding of the cultural, business and economic distinctions across regions to assist us in identifying acquisition targets and successfully completing a transaction.

Furthermore, Messrs. Edwards and Cannon bring considerable business and financial experience. Mr. Edwards has over 40 years of corporate, securities and financial markets legal experience, and Mr. Cannon has over 25 years of investment banking and capital markets experience. We believe that their experience will help us both access high quality targets, and successfully consummate a proposed business combination.

•        Prior SPAC Experience.    Our CEO, COO and CFO all possess a strong understanding of the SPAC structure and market. Our CEO, Mr. Edwards, was COO of Twelve Seas (Nasdaq: BROG), a Nasdaq listed SPAC that raised $207 million in June 2018, and successfully completed its business combination in December 2019 with Brooge Energy Limited, an oil services operator in Fujairah, UAE that had a market capitalization of over $800 million. Mr. Edwards also serves as a Director of Archimedes Tech SPAC Partners Co., which is currently seeking an initial business combination. Our COO, Stephen N. Cannon, has served as a member of management for seven other SPACs; six of which have completed initial public offerings, four of which have consummated a business combination, including Twelve Seas, where he served as CFO, and two of which are seeking an initial business combination, including Ackrell SPAC Partners I Co., where he serves as COO and President, and Archimedes Tech SPAC Partners Co., where he serves as CEO & President. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes Tech SPAC Partners Co., and was Vice President of the Sponsor of Twelve Seas.

•        Reduced Competition from Other Sources of Capital.    Despite progress in the capital markets in certain countries within the Pan-Eurasia region, many financial sectors, such as public markets and private equity, are still in preliminary stages of development in other countries. For many companies in these countries, being publicly listed locally is less attractive and access to capital markets generally remains relatively restrictive and offers less liquidity as compared to companies with access to the capital markets in the United States. We believe options for private equity investors to realize gains on their investments in private companies remains relatively limited in many countries in the regions. As a result, we expect to operate in a less competitive environment than other blank check companies with stated objectives to seek targets solely within the U.S.

•        Increasing Availability of Potential Targets.    Recent volatility in some financial markets has affected initial public offering plans for many companies, including some within the regions we intend to focus on initially. We believe any reduction in global liquidity due to this continued volatility will likely make debt refinancing more difficult and increase the costs of both debt and equity capital raising. This would make our capital more attractive as well as reduce potential competition for targets. Thus, we believe this trend may lead to a significant increase in the number of potential candidates for a business combination.

•        Alternative Path to Becoming Public.    We believe our structure will make us an attractive business combination partner to prospective target businesses that desires to become a publicly listed company. A merger with us will offer a target business an alternative process to a public listing rather than the traditional initial public offering process. We believe that target businesses may favor this alternative, even though it is more expensive, given it offers greater certainty of execution than the traditional initial public offering. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to international capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management. With public company corporate governance standards, a target business may become attractive to the public investors.

•        Strong and Stable Financial Position with Flexibility.    With proceeds of $200 million initially held in trust, and a public market for our securities, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we can consummate a business combination using cash, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates substantial long-term value for our shareholders. We will seek target companies within the Middle East and North Africa (MENA) through South & Southeast Asian regions that demonstrate the characteristics set out under “Our Acquisition Criteria” below. We believe our team’s operational, financial and transaction experience across these geographic regions and our broad networks of relationships, along with our deep understanding of the equity and debt capital markets and the SPAC structure, will allow us to effectively and efficiently identify and evaluate potential opportunities for our initial business combination.

We will consider companies in a wide range of industries, but generally will seek to acquire a high-quality, high-return on capital business that generates predictable growing cash flows. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk. We will focus initially within the MENA through South & Southeast Asian regions, stretching from North Africa to Indonesia, for prospective target businesses with significant operations, ownership or headquarters in countries within these regions.

To achieve a successful initial business combination, our team will leverage its experience to identify a company with a strong competitive position that can benefit from being a public company in the execution of its growth and value-creation strategy. We believe our relationship with Innvotec, coupled with our team’s background and experience in the regions and with the SPAC vehicle, will make us an attractive partner for high-quality management teams and owners.

Following the completion of this offering, we intend to begin the process of communicating with the network of relationships of our management team, our Board of Directors and their affiliates to articulate the parameters for our search for a potential target initial business combination and begin the process of pursuing and reviewing potential opportunities.

Our Acquisition Criteria

Consistent with our investment principles and business strategy, we expect to identify high-quality companies that have a number of the characteristics enumerated below. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to complete our initial business combination with a target business that does not meet all of these criteria. We will seek to acquire companies that have the following characteristics:

•        Growing, predictable, and free-cash-flow generating.    We will generally seek companies with a proven track record that are expected to generate strong, sustainable growth in cash flows over the long term;

•        High barriers to entry.    We will seek companies that have long-term sustainable competitive advantages, significant barriers to entry around their business, and low risks of disruption due to competition, innovation or new entrants;

•        Less exposure to extrinsic factors.    We will seek companies that are not materially affected by commodity prices, interest rate or currency volatility and/or cyclical risk;

•        Strong balance sheet.    We will seek companies that are conservatively financed relative to their free-cash-flow generation, after taking into consideration the initial business combination;

•        Strong market growth.    We will seek target businesses operating in industries that benefit from economic growth and macro trends within the regions we will target, such as increasing investment, GDP and/or trade;

•        Positive demographic trends.    We will seek target businesses with exposure in markets with strong demographic trends such as population growth, standard of living, and/or disposable income; and

•        Superior management and governance.    We will seek companies that have trustworthy, talented, experienced, and highly competent management teams. These companies may be led by entrepreneurs who are looking for a partner with our expertise to execute on the next stage of their growth.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management and our Investment Team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not substantially meet the above criteria and guidelines, we will disclose that the target business does not substantially meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

The MENA through South & Southeast Asian Regions

The MENA through South & Southeast Asian regions stretch from North Africa to Indonesia, including diverse countries such as members of the GCC, South Asia and ASEAN. We intend to identify prospective target businesses with significant operations, ownership or headquarters in these regions and have noted several countries of particular interest due to changing political, business, and social environments. We intend to focus on businesses in certain emerging markets within these regions.

•        GCC.    The GCC includes six member countries, with a combined population over 56 million people and a GDP of $1.7 trillion in 2019. Member countries include the UAE and its international cities such as Dubai, which has risen to become the leading international business hub in the region. The biggest member country by population and GDP is the Kingdom of Saudi Arabia, with a GDP that ranked 18th globally in 2019, and the wealthiest nation in the GCC. In recent years, Saudi Arabia has redoubled its efforts to privatize businesses, attract foreign investments and diversify its economy, something that the Saudi government has publicly outlined in its Vision 2030. The IPO of Saudi Aramco, the crown jewel of the country’s economy, in 2019 is clear evidence of the Saudi government’s commitment to its vision of privatization and attracting foreign investors. Unlike other wealthy countries, Saudi Arabia demographics are young with an estimated over 40% of the population under the age of 25 and an additional 50% within the prime working ages of 25-54.

•        South Asia.    South Asia contains several of the most populous and fastest growing countries in the world, including India, Pakistan and Bangladesh with populations of 1.3 billion (2nd in the world), 220 million (5th in the world) and 164 million (8th in the world), respectively. India is the economic leader and growth engine of the region, with the fifth largest GDP in the world. Since the election of the Modi government in 2013, and subsequent economic and investment reforms, India’s economy has experienced a period of rapid growth, increasing to an estimated US$ 2.9 trillion in GDP by 2019. India is expected to remain a fast-growing economy into the foreseeable future. However, U.S. investors have limited access to India’s growth story, with only 18 Indian companies listed on U.S. exchanges as of July 2020.

•        Southeast Asia.    Southeast Asia is dominated by the ASEAN which includes ten member countries, with a combined population exceeding 660 million people. Singapore is the wealthiest population in the region by far with 2019 per capita GDP exceeding $65,000, more than five times higher than the second wealthiest ASEAN member, Malaysia. Singapore is arguably the region’s most dominant business hub and one of the top financial centers in the world. The region’s most populous country and biggest economy is Indonesia, with over 273 million people and a GDP that’s ranked 16th in the world in 2019. Malaysia and Indonesia have significant natural resources, including notably the world’s 29th and 30th largest oil reserves, respectively, based on 2017 estimates provided by the CIA World Factbook, while the Philippines and Vietnam have in the past several years experienced rapid GDP growth. The region’s demographics also skew young with over 34% of the population under the age of 20 and an additional 50% within the prime working ages of 20-54 as of 2017.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations following this offering until our initial business combination. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement, our equity, debt or a combination of these as the consideration to be paid in our initial business combination.

If we pay for our initial business combination using shares or debt securities, or we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination or for redemptions or purchases of our ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Additionally, we have not contacted any of the prospective target businesses that any prior blank-check company affiliated with our members of our management team had considered and rejected while such entity was a blank check company searching for target businesses to acquire; however, we may do so in the future if we become aware that the valuations, operations, profits or prospects of such target business, or the benefits of any potential transaction with such target business, would be attractive. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Nasdaq rules require that our initial business combination be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be subject to that requirement.

We may seek to raise additional funds through a private offering of debt or equity securities to finance our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Acquisition Candidates

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives. These target candidates may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, including publicly available information relating to this offering, public relations and marketing efforts or direct contact by management following the completion of this offering.

Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only if our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will we pay our sponsor, officers or directors, or any entities with which they are affiliated, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor and its affiliates to cover offering-relating and organization expenses and (ii) repayment of incremental loans that our sponsor, members of our management team, board or any of their respective affiliates or other third parties may make to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment), (iii) payments to an affiliate of our CEO a total of $10,000 per month for office space, administrative and shared personnel support services, and (iv) reimbursements for any out-of-pocket expenses related to identifying, investigation and completing an initial business combination. None of the initial holders, our officers, our directors or any entity with which they are affiliated will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors or their affiliates. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with such persons in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with such persons in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our shareholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain a financial fairness opinion from an independent investment banking firm. If we do not obtain such an opinion, our shareholders will be relying on the judgment of our Board of Directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of our Board of Directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

Other Acquisition Considerations

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Members of our management team may directly or indirectly own our ordinary shares and/or placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Specifically, our CEO, Bryant B. Edwards, currently serves as a Director of Archimedes Tech SPAC Partners Co., a SPAC which is seeking an initial business combination. Our COO, Stephen N. Cannon, currently serves as COO and President of Ackrell SPAC Partners I Co. and CEO and President of Archimedes Tech SPAC Partners Co., SPACs which are seeking an initial business combination. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes Tech SPAC Partners Co. Accordingly, subject to his fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he has then current fiduciary or contractual obligations, he will need to honor his fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

In addition, our sponsor, affiliates, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our Board of Directors will review any potential conflicts of interest on a case-by-case basis.

Initial Business Combination

The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our Board of Directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock, shares or other equity interests in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

Financial Position

With funds available for a business combination initially in the amount of $156,000,000 assuming no redemptions and after payment of $5,600,000 of deferred underwriting fees (or $179,400,000 assuming no redemptions and after payment of up to $6,440,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio.

Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may, although we do not currently intend to, seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, start-up companies or companies with speculative business plans or excess leverage, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a target business and structuring of our initial business combination

The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under the Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then outstanding (other than in a public offering);

•        any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted purchases of our securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares, representative shares and any public shares they may hold in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with Nasdaq rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, affiliates, officers, directors and I-Bankers have agreed (and their permitted transferees will agree) to vote any founder shares, placement shares and representative shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers and its permitted transferees will own approximately 22.98%, and the anchor investors could own up to 19.25% assuming they purchase up to $40,000,000 of units in this offering, of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, it is possible that we may only require 1,612,501 or 10.08% of the 16,000,000 public shares sold in this offering to be voted in favor of our initial business combination, assuming all the outstanding shares are present at the meeting to approve such transaction and assuming the underwriters’ over-allotment option is not exercised. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. However, as a result of the founder shares and placement units that our anchor investors may hold through their membership interests of our sponsor, they may have different interests with respect to a vote on an initial business combination than other public shareholders. In addition, our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares, representative shares and public shares in connection with the completion of a business combination.

Our memorandum and articles of association provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our sponsor, affiliates, officers, directors and I-Bankers have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares, placement shares, representative shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the expiration of the completion window.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, affiliates, officers and directors have agreed that we will have only the time of the completion window to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our sponsor, affiliates, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window. However, if our initial holders, sponsor, officers or directors or the anchor investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our initial holders, sponsor, affiliates, officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $850,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.10. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.10. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. None of our directors and officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.10 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all third parties (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $850,000 from the proceeds of this offering and the sale of the placement units, with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,100,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,100,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public shareholders. Additionally, if we file a bankruptcy insolvency petition or an involuntary bankruptcy insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy insolvency court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Memorandum and articles of association

Our memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote. Our sponsor, affiliates, officers, directors and I-Bankers have agreed to waive any redemption rights with respect to their founder shares, placement shares, representative shares and public shares in connection with the completion of our initial business combination. Specifically, our memorandum and articles of association provide, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either prior to or upon such consummation and, solely if we seek shareholder approval, we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company;

•        if our initial business combination is not consummated within the completion window, then our existence will terminate and we will distribute all amounts in the trust account; and

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of a special resolution under Cayman Islands law, which requires the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our memorandum and articles of association provide that we may consummate our initial business combination only if approved by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.10 per share), including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 either prior to or upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.10 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. $161,600,000 of the net proceeds of this offering and the sale of the placement units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $140,939,100 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$161,600,000 of the net offering proceeds and the sale of the placement units held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The subunits and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless I-Bankers informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying subunits and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

If we are unable to complete an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. The company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. This may make it more difficult for us to consummate an initial business combination with a target business. Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Conflicts of Interest

Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Specifically, our CEO, Bryant B. Edwards, currently serves as a Director of Archimedes Tech SPAC Partners Co., a SPAC which is seeking an initial business combination. Our COO, Stephen N. Cannon, currently serves as COO and President of Ackrell SPAC Partners I Co. and CEO and President of Archimedes Tech SPAC Partners Co., SPACs which are seeking an initial business combination. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes SPAC Partners Co. Accordingly, subject to his fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he has then current fiduciary or contractual obligations, he will need to honor his fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at 2093 Philadelphia Pike #1968, Claymont, Delaware 19703. The cost for our use of our office space is included in the $10,000 per month fee we will pay to an affiliate of our CEO for office space, administrative and shared personnel support services. We consider our current office space adequate for our current operations.

Employees

As of the effective date of this prospectus, we will have three officers but no employees. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We have registered our units, subunits, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the completion window. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Jayesh Chandan	46	Chairman
Bryant B. Edwards	66	Chief Executive Officer
Stephen N. Cannon	53	Chief Operating Officer and President
Long Long	36	Chief Financial Officer
Amir Kazmi	55	Director
Marwan Abedin	47	Director

Jayesh “Jay” Chandan is our Chairman of the Board as of the date of this prospectus. Since 2019, Mr. Chandan has been the Founder & Managing Partner of KASS Capital, an investment advisory firm that invests globally in the technology industry and provide alternative liquidity solutions to equity investors, debt holders, founders and management teams. Since 2017, Mr. Chandan has also been the Co-Founder and a Partner of Shackleton-Victoria, an investment firm where Mr. Chandan led the firm’s investment in FinLeap, a financial technology accelerator and incubator. Since 2014, Mr. Chandan has also been the Co-Founder and a Director of Mathern Ltd., an investment firm focused on investing in UK companies. From 2010 to 2012, Mr. Chandan was a Co-Founder and Partner at Cortis Capital LLP, a transformation and project management firm focused on global mergers & acquisitions, where he worked on the Minna Airport City, an urban regeneration project in Nigeria. From 2007 to 2008, Mr. Chandan served as the CEO of Invensis (UK) Ltd., a business process outsourcing company. From 2005 to 2007, Mr. Chandan served as Director of Business Development of EXLservice (UK) Ltd., a data analytics company that is now publicly traded on the Nasdaq with approximately $1 billion in revenues and approximately $3 billion in market cap. From 2004 to 2005, Mr. Chandan served as Director of Sales & Strategic Accounts at Exevo (UK) Ltd., a global market research & outsourcing firm that was later acquired by Copal Partners and is now part of Moody’s Corporation. From 1995 to 2004, Mr. Chandan served as the Co-Founder and Executive Director of NPL, an IT services business in Southeast Asia. Mr. Chandan serves as an Advisory Board Member of ConsolFreight LLC, a Fintech FreightTech ecosystem. Mr. Chandan graduated from Madras University, India, with an Engineering Degree, majoring in Computer Sciences. We believe Mr. Chandan is well qualified to serve as a director of our company given his extensive investment and operational experience in emerging markets.

Bryant B. Edwards has been our Chief Executive Officer since August 2020, and our Director from August 2020 to April 2021. From 2018 to 2019, Mr. Edwards was the Chief Operating Officer and Director of Twelve Seas, a blank check company with $207 million held in trust that consummated its initial business combination with Brooge Energy Limited, a petroleum and gas company located in the UAE, in December 2019. Mr. Edwards retired from Latham & Watkins, a global law firm, in 2016, after a 35-year legal career. From 1981 to 2016, Mr. Edwards served as both a practicing corporate and securities attorney, as well as in various management roles building the Latham & Watkins’ practices in Europe (from 2000 to 2008), the Middle East (from 2008 to 2012) and then East Asia (from 2012 to 2016). From 2004 to 2008, Mr. Edwards served as Chair of the European High Yield Association (EHYA) and helped establish the Gulf Bond & Sukuk Association, the trade association representing the Arabian Gulf fixed income market (GBSA) and, from 2008 to 2012, served on its Steering Committee and as Chair of its Regulatory Committee. Additionally, from 2012 to 2016, Mr. Edwards served as Vice-Chair of the Credit Markets Committee of the Asia Securities & Financial Markets Committee (ASIFMA). Mr. Edwards is a member of the Board of Directors of Brooge Energy Limited, an oil services operator in Fujairah, UAE. Mr. Edwards is also a member of the Board of Directors of Archimedes Tech SPAC Partners Co., a blank check company which completed a $133 million IPO in March 2021 and is focused on technology businesses within the US. Mr. Edwards graduated from Brigham Young University with a Bachelor of Arts degree and received his Juris Doctor from the University of Chicago Law School. We believe that Mr. Edwards is well-qualified to serve as a director of our company given his in-depth knowledge of corporate, securities and regulatory law.

Stephen N. Cannon has been our Chief Operating Officer and President since August 2020. Since September 2020, Mr. Cannon has been the Chief Executive Officer and President of Archimedes Tech SPAC Partners Co. Since August 2019, Mr. Cannon has been the Chief Operating Officer and President of Ackrell SPAC Partners I Co., a blank check company which completed a $140 million IPO in December 2020, and is focused on fast-moving consumer goods business globally, with an emphasis on beverage and wellness sectors. Since 2014, Mr. Cannon has been President of Everest Partners Limited, a privately-owned investment firm focused on Asian private investments. From 2017 until 2019, Mr. Cannon was the Chief Financial Officer of Twelve Seas. From 2017 until 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 until 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Direct Lending Corp. in July 2016. From 2010 until 2014, Mr. Cannon was a Partner and Head of China for RedBridge Group Ltd., a boutique merchant banking firm focused on Chinese and Arabian Gulf cross-border investments. From 2009 until 2014, Mr. Cannon was a registered representative of, and senior advisor to, Ackrell Capital. From 2007 until 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010. From 2005 until 2008, Mr. Cannon served as a Managing Director of Asian investment banking for WR Hambrecht+Co. Prior to WR Hambrecht + Co., Mr. Cannon worked at ABN AMRO, Donaldson, Lufkin & Jenrette, Smith Barney Shearson and Salomon Brothers. Mr. Cannon currently serves on the board of the Cambodian Hotel Association. Mr. Cannon graduated from the University of Notre Dame with a Bachelor of Arts degree in Economics and a Bachelor of Science degree, majoring in Mechanical Engineering.

Long Long has been our Chief Financial Officer since August 2020. Since September 2020, Mr. Long has been the Chief Financial Officer of Archimedes Tech SPAC Partners Co. Since August 2019, Mr. Long has been the Chief Financial Officer of Ackrell SPAC Partners I Co. From 2017 to 2019, Mr. Long was Vice President of Twelve Seas sponsors I LLC, sponsor of Twelve Seas. From 2006 to 2016, Mr. Long worked for IBM in a variety of Corporate Finance, Audit, and Managerial roles, both within the US and internationally. From 2015 to 2016, Mr. Long served as Finance Controller for IBM China’s Consulting Business Unit and Sales Channels. From 2013 to 2014, Mr. Long served as the Strategy and Planning Manager for IBM China and, from January 2012 to December 2012, as a Senior Finance Analyst for IBM China. From 2010 to 2011, Mr. Long served as Internal Auditor for IBM’s Asia Pacific region and, from 2006 to 2009, as a financial analyst for IBM’s worldwide operations. Mr. Long graduated from Washington University in St. Louis with a Bachelor of Science and Business Administration degree, majoring in Finance and a Bachelor of Science degree, majoring in Electrical Engineering.

Amir Kazmi is one of our independent directors as of the date of this prospectus. Since March 2019, Mr. Kazmi has been a minority owner in and has served as the CEO (until September 2020) and Managing Director of Innvotec Limited, a London based investment manager of globally focused venture capital and private equity funds. Mr. Kazmi leads the Merchant Banking division of Innvotec, which includes corporate financings, mergers & acquisitions, and restructuring advisory services. Since 2020, Mr. Kazmi has served as Chief Financial Officer and Director of Tap Once Technologies Ltd., an e-commerce software developer. From 2016 to 2019, Mr. Kazmi served as the CEO and Managing Partner of Kerdos Ventures, a full-service corporate finance firm. From 2012 to 2017, Mr. Kazmi was a Founder, Head of Sales and board member of Xoomworks Ltd, a procurement consulting and technology company. From 2011 to 2012, Mr. Kazmi served as the Vice President for SaaS and Strategic Initiatives for Eka Software Solutions, a provider of digital commodity management solutions. From 2005 to 2011, Mr. Kazmi served as the Senior Vice President of Global Operations for Aspect Enterprise Solutions, a developer of risk management and market data tools and software. From 2000 to 2005, Mr. Kazmi served as a Vice President of i2 Technologies, a supply chain management company that provides consulting, technology, and managed services. Mr. Kazmi graduated from the London School of Economics and Political Science with a Bachelor of Science in Economics, Accounting and Finance. Mr. Kazmi is a qualified Chartered Accountant and Member of the Institute of Chartered Accountants in England and Wales. We believe that Mr. Kazmi is well-qualified to serve as a director of the company given his extensive finance, operational and accounting experience.

Marwan Abedin is one of our independent directors as of the date of this prospectus. Since 2017, Mr. Abedin has served as the founder & CEO of Flatrace Investments, a Dubai, UAE based international boutique consulting firm focused on the Gulf region. From 2015 to 2017, Mr. Abedin has served as CEO of an Investment Fund (Investment Company for CP of Dubai) within the Government of Dubai. From April 2016 to March 2017, Mr. Abedin served as a member of the Board of Directors of Noor Bank. From 2011 to 2015, Mr. Abedin served as a member of the Board of Directors of the Dubai Healthcare Authority. From 2012 to 2017, Mr. Abedin served as a member of the Board of Directors for Emaar Properties PJSC as well as Chairman of its Investment Committee. From 2008 to 2011, Mr. Abedin was the Director of Debt Management at the Government of Dubai Department of Finance where he was responsible for the treasury and debt issues related to the public sector entities. Mr. Abedin has executed over

$40 billion of transactions in his career representing both the Government of Dubai, UAE as well as the private sector and other government entities. Mr. Abedin graduated from Wake Forest University with a Bachelor of Arts, majoring in Economics and Political Science. We believe that Mr. Abedin is well-qualified to serve as a director of our company given his extensive finance experience in emerging markets.

Prior Experience with Blank Check Companies

Our COO, Mr. Cannon, and our CFO, Mr. Long, currently serve as Chief Operating Officer and President, and Chief Financial Officer, respectively, of Ackrell SPAC Partners I Co., a blank check company which completed a $140 million IPO in December 2020, and is focused on fast-moving consumer goods business globally, with an emphasis on beverage and wellness sectors. In addition to the forgoing, Messrs. Edwards, Cannon and Long serve as Director, CEO and President, and Chief Financial Officer, respectively, of Archimedes Tech SPAC Partners Co., a blank check company which completed a $133 million IPO in March 2021 and is focused on technology businesses within the US.

Our CEO, COO and CFO were, from 2017 to 2019, all affiliates of Twelve Seas (Nasdaq: BROG), a blank check company with $207 million held in trust that consummated its initial business combination with Brooge Energy Limited, a petroleum and gas company located in the UAE, in December, 2019. Our CEO, Mr. Edwards, was COO of Twelve Seas, our COO, Stephen Cannon, was CFO of Twelve Seas, and our CFO, Long Long, was Vice President of the sponsor of Twelve Seas.

Furthermore, from 2017 until 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 until 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Lending Corp. in July 2016. From 2008 until 2009, Mr. Cannon was Chief Financial Officer of Ruslan Acquisition Corp, a proposed Russia-focused SPAC that filed to do a $300 million IPO and was approved by Euronext regulators. The IPO was terminated in the fall of 2009 due to the global financial crisis. From 2007 until 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010.

Number, Terms of Office and Appointment of Officers and Directors

Our Board of Directors consists of three members. Holders of our founder shares will have the right to appoint all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. Each of our directors will hold office for a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.

Our officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our memorandum and articles of association as it deems appropriate. Our memorandum and articles of association provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board of Directors.

Director Independence

The Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our board has determined that each of Messrs. Kazmi, Abedin, and Chandan are independent directors under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors have received any cash compensation from us for services rendered to us. Commencing on the date that our securities are first listed on the Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay to an affiliate of our CEO a total of $10,000 per month for office space, administrative and shared personnel support services. Our sponsor, affiliates, officers and directors, or entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or any entity with which they are affiliated.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our Board of Directors has two standing committees: an audit committee and a compensation committee. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. We have filed a copy of our audit committee charter and compensation committee charter as exhibits to the registration statement of which this prospectus forms a part. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the Board of Directors. The members of our audit committee are Messrs. Kazmi, Chandan and Abedin. Mr. Kazmi serves as chairman of the audit committee. Each member of the audit committee is financially literate and our Board of Directors has determined that each of Messrs. Kazmi, Abedin and Chandan qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the Board of Directors. The members of our Compensation Committee are Messrs. Abedin and Kazmi. Mr. Abedin serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving the compensation of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board of Directors. The Board of Directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Chandan, Kazmi and Abedin. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Prior to our initial business combination, the Board of Directors will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for appointment at an annual general meeting (or, if applicable, an extraordinary general meeting). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or Board of Directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board of Directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors and officers. We have filed a copy of our form of Code of Ethics as an exhibit to our registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Specifically, our CEO, Bryant B. Edwards, currently serves as a Director of Archimedes Tech SPAC Partners Co., a SPAC which is seeking an initial business combination. Our COO, Stephen N. Cannon, currently serves as COO and President of Ackrell SPAC Partners I Co. and CEO and President of Archimedes Tech SPAC Partners Co., SPACs which are seeking an initial business combination. Our CFO, Long Long, also serves as CFO of Ackrell SPAC Partners I Co. and CFO of Archimedes Tech SPAC Partners Co. Accordingly, subject to his fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he has then current fiduciary or contractual obligations, he will need to honor his fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his full time to our affairs and, accordingly, may have conflicts of interest in allocating his time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•        Each of the holders of the founder shares and placement units has agreed that his, her or its founder shares and placement shares, as applicable, will be subject to transfer restrictions and that he, she or it will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Holders of founder shares and placement shares have agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window (excluding any exercise of the underwriters’ over-allotment option) and (iii) if we fail to consummate a business combination within the completion window or if we liquidate prior to the expiration of the completion window. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a shareholder vote to amend our memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window. However, our initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the completion window. To the extent our holders of founder shares or placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within the completion window, the portion of the proceeds of the sale of the placement units placed into the trust account will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares or placement warrants, which will expire worthless if we do not consummate an initial business combination within the completion window (excluding any exercise of the underwriters’ over-allotment option). Except as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units”, the founder shares, placement units and their underlying securities will not be transferable, assignable or saleable.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our sponsor, affiliates, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our Board of Directors will review any potential conflicts of interest on a case-by-case basis.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Name of Individual (1)	Role in and Name of Affiliated Entity
Jayesh Chandan	Founder & Managing Partner of KASS Capital(2) Co-Founder and Partner of Shackleton-Victoria(2) Co-Founder and Director of Mathern Ltd(2)
Bryant B. Edwards	Director of Archimedes Tech SPAC Partners Co. Director of Brooge Energy Limited
Stephen N. Cannon	CEO & President of Archimedes Tech SPAC Partners Co. COO & President of Ackrell SPAC Partners I Co. President of Everest Partners Limited
Long Long	CFO of Archimedes Tech SPAC Partners Co. CFO of Ackrell SPAC Partners I Co.
Amir Kazmi	Managing Director — Merchant Banking of Innvotec Limited(3) CFO and Director of Tap Once Technologies Ltd
Marwan Abedin	CEO of Flatrace Investments LLC

____________

(1)      Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

(2)      Mr. Chandan is a majority owner and Managing Partner of KASS Capital, an investment advisory firm, and he is a minority owner and Partner of Shackleton-Victoria & Mathern Ltd., where he either is currently or may become a member of the boards of directors of various private companies invested by either firm. We do not anticipate that any of these companies will be of an appropriate size for our initial business combination, nor do we believe that his role as a director of these companies will conflict with his ability to represent us in our search for an initial business combination target.

(3)      Mr. Kazmi is a minority owner in and Managing Director of Innvotec Limited, an investment management firm, and either is currently or may become a member of the boards of directors of various private companies invested by the firm. In addition, Mr. Kazmi serves as a member of the boards of directors of investment entities affiliated with his previous employer. We do not anticipate that any of these companies will be of an appropriate size for our initial business combination, nor do we believe that his role as a director of these companies will conflict with his ability to represent us in our search for an initial business combination target.

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he has then-current fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his fiduciary duties under Cayman Islands law. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination, because, although many of the foregoing entities are involved in the financial services industry broadly defined, the specific industry focuses of a majority of these entities differ from our focus on financial technology businesses and the type or size of the transaction that such companies would most likely consider are of a size and nature substantially different than what we are targeting.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors may during that time also participate in the formation of, or become an officer or director of, another special purpose acquisition company. In particular, Messrs. Cannon and Long currently serve as Chief Operating Officer and President, and Chief Financial Officer, respectively, of Ackrell SPAC Partners I Co., a blank check company which completed a $140 million IPO in December 2020, and is focused on fast-moving consumer goods business globally, with an emphasis on beverage and wellness sectors. And Messrs. Edwards, Cannon and Long serve as Director, CEO, President and Director, and Chief Financial Officer, respectively, of Archimedes Tech SPAC Partners Co., a blank check company which completed a $133 million IPO in March 2021 and is focused on technology businesses within the US.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, affiliates, officers, directors, and I-Bankers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares, placement shares and representative shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and in the private placement, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers and directors that beneficially own ordinary shares; and

•        all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus. The table below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 600,000 founder shares, and that there are 20,775,000 ordinary shares issued and outstanding after this offering and the private placement.

	Prior to the Offering(1)		Following the Offering(2)(3)
Name and Address of Beneficial Owner(4)	Number of shares	Percentage of outstanding shares	Number of shares	Percentage of outstanding shares
Jayesh Chandan(5)	25,000	*	25,000	*
Bryant B. Edwards(6)	4,525,000	98.4%	4,440,000	21.4%
Stephen N. Cannon(5)	—	—	—	—
Long Long(5)	—	—	—	—
Marwan Abedin	25,000	*	25,000	*
Amir Kazmi(5)	25,000	*	25,000	*
All directors and officers as a group (six persons)	4,600,000	100.0%	4,515,000	21.7%
Greater than 5% Beneficial Owners
Global SPAC Sponsors LLC(6)	4,525,000	98.4%	4,440,000	21.4%

____________

*        Less than one percent.

(1)      Includes an aggregate of 600,000 founder shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

(2)      Assumes (i) the underwriters’ over-allotment option has not been exercised and, as a result, an aggregate of 600,000 founder shares have been forfeited, and (ii) that 675,000 placement units have been purchased by the sponsor and I-Bankers (and/or their designees).

(3)      Total shares outstanding after the offering includes 4,000,000 founder shares and includes the sale of 675,000 placement units in a private placement to be completed simultaneously with this offering and the issuance of 100,000 representative shares.

(4)      Unless otherwise noted, the business address of each of the persons and entities listed above is 2093 Philadelphia Pike #1968, Claymont, DE 19703.

(5)      Does not include any securities held by Global SPAC Sponsors LLC, a limited liability company, of which each person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.

(6)      Shares are held by Global SPAC Sponsors LLC, a limited liability company, of which Bryant B. Edwards is sole manager. Members of this limited liability company include the anchor investors and SPAC Partners-Global LLC, a limited liability company, of which Bryant Edwards is the sole manager, and whose members include certain officers and directors of the company. Mr. Edwards disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein. Assumes that Global SPAC Sponsors LLC purchases 515,000 placement units in the private placement.

After giving effect to the issuance of founder shares, the offering, private placement of the placement units and the issuance of representative shares, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98% of the outstanding ordinary shares following the offering and 22.84% if the underwriters’ over-allotment option is exercised in full (assuming no purchase by our sponsor, officers, directors or their affiliates of any public units in the offering or thereafter on the public market and assuming no exercise of the underwriters’ over-allotment option).

Because of this ownership block, our initial holders and the holders of placement shares will have significant influence over the outcome of all matters requiring approval by our shareholders, including the appointment of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 600,000 founder shares will be forfeited. Our initial holders will be required to forfeit only a number of founder shares necessary so that the collective number of founder shares represents 20.0% of the aggregate of our founder shares and our public shares, in each case after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our sponsor or its designees and I-Bankers have committed to purchase an aggregate of 675,000 placement units (or 747,000 placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.10 per unit ($6,750,000 in the aggregate or $7,470,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. Our sponsor or its designees has agreed to purchase 515,000 placement units (or 563,000 placement units if the underwriters’ over-allotment option is exercised in full) and I-Bankers (and/or its designees) has agreed to purchase 160,000 placement units (or 184,000 placement units if the underwriters’ over-allotment option is exercised in full). Each placement unit contains one subunit (which consists of one Class A ordinary share and one-quarter of one whole warrant) and one-half of one warrant. Each whole warrant entitles the holder to purchase one whole Class A ordinary share at $11.50 per share. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement units or warrants, which will expire worthless if we do not complete our initial business combination with the completion window (excluding any exercise of the underwriters’ over-allotment option). The placement units and their underlying securities are subject to the transfer restrictions described below under “Principal Shareholders — Transfers of Founder Shares and Placement Units”). The placement warrants may be exercised by our sponsor, its designees or its permitted transferees on a cashless basis. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our anchor investors have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units if the underwriters’ over-allotment option is exercised in full), and we have agreed to direct the underwriters to sell to the anchor investors such number of units. Further, the anchor investors have entered into separate agreements with our sponsor, the combined effect of which is that, (i) anchor investors have purchased membership interests in our sponsor, representing beneficial interest in 250,000 founder shares presently and 19,875 placement units upon closing of this offering (or 287,500 founder shares and 22,125 placement units if the underwriters’ over-allotment option is exercised in full) and (ii) if the anchor investors, collectively, do not own 4,000,000 public subunits (4,600,000 public subunits if the underwriters’ over-allotment option is exercised in full), on the date of any shareholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination, certain or all of the anchor investors will be required to forfeit a portion of their founder share membership interests in our sponsor; provided, however, that such forfeitures shall not reduce the founder share membership interests collectively owned by such anchor investors below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full). The price paid by the anchor investors for the preceding minimum founder share membership interests that are not subject to forfeiture and the anchor investors’ placement units is approximately the same, proportionally, as that paid by the other members of our sponsor and the sponsor’s designees, collectively, for the rest of the membership interests and placement units.

In addition, if our sponsor forfeits a portion of its founder shares in connection with our business combination, each anchor investor will be subject to forfeiture of their founder shares pro rata with all members of our sponsor, provided such forfeiture shall not reduce such anchor investor’s aggregate ownership below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full).

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of equity the anchor investors will retain, if any, upon the consummation of our initial business combination.

We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98%, and the anchor investors could own up to 19.25% assuming they purchase up to $40,000,000 of units in this offering, of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, it is possible that we may only require 1,612,501 or 10.08% of the 16,000,000 public shares sold in this offering to be voted in favor of our initial business combination, assuming all the outstanding shares are present at the meeting to approve such transaction and assuming the underwriters’ over-allotment option is not exercised. As a result of the founder shares and placement units that the anchor investors may hold through their membership interests of our sponsor, they may have different interests with respect to a vote on an initial business combination than other public shareholders. With respect to the subunits underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public subunit holders.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Placement Units

The founder shares, placement units, placement subunits, placement Class A ordinary shares, placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our initial holders, sponsor and management team. Our initial holders, sponsor and our management team have agreed not to transfer, assign or sell (i) in the case of the founder shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of our initial business combination and the date on which the closing price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the placement units, placement subunits, placement shares, placement warrants and any Class A ordinary shares issued upon exercise thereof, until 30 days after the completion of our initial business combination, except in each case (a) to our officers, our directors, the initial holders, other insiders (as defined in the letter agreement), (b) to an affiliate or immediate family member of any of our officers, directors, initial holders and other insiders, (c) to any member, officer or director of our sponsor, or any immediate family member, partner, affiliate or employee of a member of our sponsor, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of our officers, our directors, the initial holders or members of our sponsor, (f) pursuant to a qualified domestic relations order, (g) in the event of our liquidation prior to consummation of our initial business combination, (h) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of the sponsor, (i) subsequent to our initial business combination, upon and in connection with a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, (j) subsequent to our initial business combination, in the event of a consolidation merger, stock exchange or similar transaction in which the company is the surviving entity that results in a change in the majority of our Board of Directors or management team and (k) through private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of our initial business combination at prices no greater than the price at which the founder shares, placement shares or warrants were originally purchased; provided, however, that in the case of clauses (a) through (f), (h) and (k) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, the letter agreement provides that, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with our consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence, and any such transferee shall be a permitted transferee under the letter agreement.

Registration Rights

The holders of the founder shares, placement units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of loans made by our sponsor or one of its affiliates, and their permitted transferees, will have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A ordinary shares) pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 7, 2020, our sponsor purchased 5,750,000 founder shares for a purchase price of $25,000, or approximately $0.00435 per share. If the underwriters determine the size of the offering should be increased, a share dividend would be effectuated so that founder shares represent 20% of the aggregate of our founder shares and our issued and outstanding public shares after this offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering).

On September 17, 2020, our sponsor transferred 50,000 founder shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. Our sponsor subsequently repurchased the 100,000 founder shares from the two former director nominees and 25,000 founder shares from Mr. Abedin at the same price of approximately $0.00435 per share. On March 5, 2021, our sponsor transferred 25,000 founder shares to each of Mr. Chandan and Mr. Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. On April 8, 2021, our sponsor returned to us for cancellation, at no cost, an aggregate of 1,150,000 founder shares. This resulted in our sponsor holding an aggregate of 4,525,000 founder shares prior to our Offering, of which up to 600,000 are subject to forfeiture by our sponsor if the underwriters’ over-allotment is not exercised in full.

Our sponsor and I-Bankers (and/or their designees) have committed to purchase an aggregate of 675,000 placement units (or 747,000 placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($6,750,000 in the aggregate or $7,470,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. Our sponsor or its designees has agreed to purchase 515,000 placement units (or 563,000 placement units if the underwriters’ over-allotment option is exercised in full) and I-Bankers (and/or its designees) has agreed to purchase 160,000 placement units (or 184,000 placement units if the underwriters’ over-allotment option is exercised in full). The placement units will be identical to the units sold in this offering, except that if held by our sponsor, I-Bankers, its designees or its permitted transferees, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) they (including the ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail under “Principal Shareholders — Transfers of Founder Shares and Placement Units”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares or warrants, which will expire worthless if we do not complete an initial business combination.

The placement units will be sold in a private placement pursuant to Section 4(a)(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants included in the placement units will be able to exercise such placement warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the ordinary shares issuable upon exercise of such warrants is not available. Other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-relating and organization expenses, (ii) repayment of any incremental loans which our sponsor, members of our management team or any of their respective affiliates or other third parties may make to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment), (iii) payments to an affiliate of our CEO a total of $10,000 per month for office space, administrative and shared personnel support services, and (iv) reimbursement for any out-of-pocket expenses related to identifying, investigation and completing an initial business combination, there will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors or any entities with which they are affiliated.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has then-current fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Our anchor investors have expressed to us an interest to purchase an aggregate of $40,000,000 of units in this offering (or $46,000,000 of units if the underwriters’ over-allotment option is exercised in full), and we have agreed to direct the underwriters to sell to the anchor investors such number of units. Further, the anchor investors have entered into separate agreements with our sponsor, the combined effect of which is that, (i) anchor investors have purchased membership interests in our sponsor, representing beneficial interest in 250,000 founder shares presently and 19,875 placement units upon closing of this offering (or 287,500 founder shares and 22,125 placement units if the underwriters’ over-allotment option is exercised in full) and (ii) if the anchor investors, collectively, do not own 4,000,000 public subunits (4,600,000 public subunits if the underwriters’ over-allotment option is exercised in full), on the date of any shareholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination, certain or all of the anchor investors will be required to forfeit a portion of their founder share membership interests in our sponsor; provided, however, that such forfeitures shall not reduce the founder share membership interests owned by such anchor investors below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full). The price paid by the anchor investors for the preceding minimum founder share membership interests and their placement units is approximately the same, proportionally, as that paid by the other members of our sponsor and the sponsor’s designees, collectively, for the rest of the membership interests and placement units.

In addition, if our sponsor forfeits a portion of its founder shares in connection with our business combination, each anchor investor will be subject to forfeiture of their founder shares pro rata with all members of our sponsor, provided such forfeiture shall not reduce such anchor investor’s aggregate ownership below 125,000 founder shares (143,750 founder shares if the underwriters’ over-allotment option is exercised in full).

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of equity the anchor investors will retain, if any, upon the consummation of our initial business combination.

We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, affiliates, officers, directors, and I-Bankers will own approximately 22.98%, and the anchor investors could own up to 19.25% assuming they purchase up to $40,000,000 of units in this offering, of our issued and outstanding ordinary shares entitled to vote thereon, assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, it is possible that we may only require 1,612,501 or 10.08% of the 16,000,000 public shares sold in this offering to be voted in favor of our initial business combination, assuming all the outstanding shares are present at the meeting to approve such transaction and assuming the underwriters’ over-allotment option is not exercised. As a result of the founder shares and placement units that the anchor investors may hold through their membership interests of our sponsor, they may have different interests with respect to a vote on an initial business combination than other public shareholders. With respect to the subunits underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public subunit holders.

We have entered into an Administrative Services Agreement with an affiliate of our CEO, pursuant to which we will pay a total of $10,000 per month for office space, administrative and shared personnel support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 12 months, the affiliate of our CEO will be paid a total of $120,000 ($10,000 per month).

Our sponsor, affiliates, officers and directors, or any entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve on a quarterly basis all payments that were made to our sponsor, officers, directors or any entities with which they are affiliated. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

As of the date of this prospectus, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of December 31, 2020, we had borrowed an aggregate of $300,000 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of this offering. The loans will be repaid upon the closing of this offering out of offering proceeds not held in the trust account.

In addition, post our proposed offering, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, placement shares, placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Shareholders — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board of Directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made by us to our sponsor, officers or directors, or any entities with which they are affiliated, for services rendered to us prior to or in connection with the completion of our initial business combination.

However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of up to $300,000 in loans made to us by our sponsor and reimbursement for any out-of-pocket expenses to cover offering-related and organizational expenses;

•        Payment to an affiliate of our CEO of $10,000 per month, for up to 12 months, for office space, administrative and shared personnel support services;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors, post our proposed offering, to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or any entities with which they are affiliated.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our memorandum and articles of association, we are authorized to issue 200,000,000 Class A ordinary shares, $0.0001 par value each, 20,000,000 Class B ordinary shares, $0.0001 par value and 1,000,000 undesignated preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units and Subunits

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one Class A ordinary share and one-quarter of a warrant) and one-half of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our shareholders to not redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as they would forfeit one-quarter of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.    This structure will reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, in the event a portion of our shareholders elect to redeem their subunits in connection with either our shareholders’ vote or our pre-business combination tender offer as any shareholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for shareholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Each unit consists of one subunit and one-half of a warrant. Each subunit consists of one Class A ordinary share and one-quarter of a warrant. Each whole warrant entitles the holder to purchase one Class A ordinary shares. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units or subunits and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units or four units, the number of tradeable warrants issuable to you upon separation of the units or subunits, respectively, will be rounded down to the nearest whole number of warrants.

The subunits and warrants comprising the units, but not Class A ordinary shares and warrants included in the subunits, will begin to trade separately on the 52nd day after the date of this prospectus unless I-Bankers informs us of its decision to allow earlier separate trading, provided that in no event may the subunits and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the underwriters’ over-allotment option if the underwriters’ over-allotment option is exercised on the date of this prospectus. If the underwriters’ over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if I-Bankers has allowed separate trading of the subunits and warrants prior to the 52nd day after the date of this prospectus.

The subunits will continue to trade as subunits, each consisting of one Class A ordinary share and one-quarter of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. At such time, every four one-quarter warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to either have not separated their units at that time or have a number of subunits divisible by four at that time or they will lose up to three-quarters of a warrant. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.

Placement Units

The placement units (including the placement subunits, placement shares, the placement warrants and Class A ordinary shares issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor) and the placement warrants included therein will not be redeemable by us so long as they are held by our sponsor, its designees or its permitted transferees. Holders of our placement units are entitled to certain registration rights. If we do not consummate an initial business combination within the completion window, the proceeds from the sale of the private placement held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the placement units (and the underlying securities) will expire worthless. Further, if we seek shareholder approval, we will complete our initial business combination only if we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our initial holders, sponsor and each member of our management team have agreed to vote their founder shares, placement shares and any public shares purchased during or after this offering in favor of our initial business combination. Otherwise, the placement units are identical to the units sold in this offering.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, post our proposed offering, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.

Ordinary Shares

Upon the closing of this offering and the private placement, 20,775,000 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 600,000 founder shares by our sponsor), including:

•        16,000,000 Class A ordinary shares underlying the units and subunits being offered in this offering;

•        675,000 Class A ordinary shares underlying the placement units and placement subunits being sold in the private placement; and

•        4,000,000 Class B ordinary shares held by our initial holders.

•        100,000 Class B ordinary shares held by I-Bankers.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of our Class B ordinary shares will have the right to appoint all of our directors prior to our initial business combination and holders of our Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of our memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. Unless specified in the Companies Act, our memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment of directors), and the affirmative vote of a majority of our founder shares is required to approve the appointment of directors. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our memorandum and articles of association; such actions include amending our memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are appointed for a term of two years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive rateable dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

Because our memorandum and articles of association authorizes the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings or appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.

We will provide our Class A public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares, representative shares and public shares in connection with the completion of our initial business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of our sponsor, officers, directors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial holders, sponsor, affiliates, officers, directors and I-Bankers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares, placement shares and representative shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our memorandum and articles of association, if we are unable to complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares, placement shares and representative shares if we fail to complete our initial business combination within the completion window. However, if our sponsor, affiliates, officers, directors or I-Bankers acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share rateably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no pre-emptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the ordinary shares included in the subunits being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (iii) our sponsor, affiliates, officers, directors and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, placement shares, representative shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares, placement shares and representative shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and (iv) the founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our memorandum and articles of association. If we submit our initial business combination to our public shareholders for a vote, our sponsor, affiliates, officers, directors and

I-Bankers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares, placement shares and representative shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares, placement shares and representative shares held by our sponsor, affiliates, officers, directors and I-Bankers, we would need only 5,612,501, or 35.08%, of the 16,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the underwriters’ over-allotment option is not exercised).

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in our memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of all ordinary shares outstanding upon completion of this offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination, and any private placement-equivalent shares and warrants underlying units issued to our sponsor or its affiliates upon conversion of loans made to us). Holders of founder shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until for a period ending on the earlier of the six-month anniversary of the date of the consummation of our initial business combination and the date on which the closing price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•        whether voting rights are attached to the share in issue;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our memorandum and articles of association provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file, and within 60 business days following our initial business combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is sent to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws in the United States.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) after the redemption notice is issued.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures and cashless exercise.    If we call the warrants for redemption as described above in “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00,” our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis” beginning on the third trading day prior to the date on which notice of the redemption is sent to the holders of warrants. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management team does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of issued and outstanding Class A ordinary shares is increased by a capitalization payable in Class A ordinary shares, or by a sub-division of Class A ordinary shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other ordinary shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends/any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our Class A ordinary shares if we do not complete our initial business combination within the completion window, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of issued and outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-divisions or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-divisions, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or their affiliates, without taking into account any founder shares held by our initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of Class A ordinary shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Placement Warrants

Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The placement warrants (including the Class A ordinary shares issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the placement units) and they will not be redeemable by us so long as they are held by our sponsor, its designees or its permitted transferees. Our sponsor, or its permitted transferees, has the option to exercise the placement warrants on a cashless basis. If the placement warrants are held by holders other than our sponsor or its permitted transferees, the placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Any amendment to the terms of the placement warrants or any provision of the warrant agreement with respect to the placement warrants will require a vote of holders of at least 50% of the number of the then outstanding placement warrants.

Except as described above under “Public Warrants — Redemption procedures and cashless exercise,” if holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, its designees and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.    Maples and Calder, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our memorandum and articles of association

Our memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our sponsor, affiliates, officers, directors, and I-Bankers will beneficially own approximately 22.98% of our ordinary shares upon the closing of this offering, the private placement and issuance of representative shares (assuming no exercise of the underwriter’s over-allotment option and no purchase by our sponsor, officers, directors or their affiliates of public units in this offering or thereafter), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner it chooses. Specifically, our memorandum and articles of association provide, among other things, that:

•        if we are unable to complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve;

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        so long as we obtain and maintain a listing for our securities on the Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•        If our shareholders approve an amendment to our memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote in a general meeting. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our memorandum and articles of association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering and the private placement we will have 20,775,000 (or 23,847,000 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 16,000,000 Class A ordinary shares (or 18,400,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (4,000,000 founder shares if the underwriters’ over-allotment option is not exercised and 4,600,000 founder shares if the underwriters’ over-allotment option is exercised in full), all of the outstanding placement units (675,000 placement units if the underwriters’ over-allotment option is not exercised and 747,000 placement units if the underwriters’ over-allotment option is exercised in full) and their underlying securities and all 100,000 representative shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at *least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Class A ordinary shares then outstanding, which will equal 166,750 shares immediately after this offering and the private placement (or 191,470 shares if the underwriters exercise their over-allotment option in full), on an as converted basis; or

•        the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares, placement shares and placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, placement units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of loans made by our sponsor or one of its affiliates, and their permitted transferees, will have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A ordinary shares) pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

Listing of Securities

We have applied to have our units, subunits and warrants listed on the Nasdaq under the symbols “GLSPU,” “GLSPT” and “GLSPW” on or promptly after the effective date of the registration statement. Following the date the units and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be listed separately and as a unit on the Nasdaq. The Class A ordinary shares will not be listed or trade separately unless and until we consummate an initial business combination. We cannot guarantee that our securities will be approved for listing on the Nasdaq.

INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands:

The Tax Concessions Act 2018 Revision Undertaking as to Tax Concessions

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

Certain U.S. Federal Income Tax Considerations

General

The following is a discussion of certain U.S. federal income tax considerations generally applicable to ownership and disposition of our units, subunits, Class A ordinary shares and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying subunit and one-half warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying subunits and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes, is applicable only to holders who purchased units in this offering and assumes any distributions on our ordinary shares will be paid in U.S. dollars.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions;

•        insurance companies;

•        taxpayers subject to a mark-to-market method of accounting with respect to the securities;

•        persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        partnerships or other pass-through entities for U.S. federal income tax purposes;

•        U.S. holders owning or considered as owning 5 percent or more of the ordinary shares; and

•        tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one subunit (consisting of one Class A ordinary share and one-quarter of a warrant) and one-half of one warrant to acquire one Class A ordinary share. Although the tax treatment of a subunit is not clear, we intend to treat each subunit as a Class A ordinary share, and to treat shareholders who do not elect to redeem their public shares in connection with either our shareholder vote or our pre-business combination tender offer as having received a distribution of a quarter-warrant underlying the public subunit at the time of the business combination. Accordingly, any reference herein to Class A ordinary shares also includes the subunits. However, it is also possible that ownership of the subunits may be otherwise characterized, and prospective investors are urged to consult their tax advisors in this regard.

For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the subunit and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his tax adviser regarding the determination of value for these purposes. The price allocated to each subunit and the one-half of one warrant should be the shareholder’s tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the subunit and the one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the subunit and one-half of one warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). Neither the separation of the subunit and the one-half of one warrant comprising a unit nor the combination of halves of warrants should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the subunits and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, subunits, Class A ordinary shares or warrants who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•        an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. holder generally will be required to include in gross income any cash distribution paid on our ordinary shares that is treated as a dividend for U.S. federal income tax purposes. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our Class A ordinary shares or warrants which, in general, would include a redemption of Class A ordinary shares or warrants as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, and subject to the PFIC rules discussed below, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A ordinary shares or warrants.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A ordinary shares or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a Class A ordinary share or the one-half of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A ordinary shares received upon exercise of warrants; see “U.S. holders — Distribution of Public Subunit Warrants” for a discussion regarding the tax basis of public subunit warrants and adjustments to the allocation of basis as between Class A ordinary shares and warrants upon the deemed receipt of public subunit warrants) less, in the case of a Class A ordinary share, any prior distributions treated as a return of capital.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. holder’s Class A ordinary shares are redeemed, including pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares,” or if we purchase a U.S. holder’s Class A ordinary shares in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. holder will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of owning warrants or otherwise) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the U.S. holder, but also our shares that are constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of our shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A ordinary shares will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (which will equal the sum of the tax basis of each one-half warrant that must be combined to make a whole warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. The U.S. holder’s holding period for a Class A ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Class A ordinary shares received generally will equal the U.S. holder’s tax basis in the warrant. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the Class A ordinary shares acquired pursuant to the exercise of such warrant will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant, or if it would include the holding period of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares will generally include the holding period of the warrant. It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized because a U.S. holder may be deemed to have surrendered a portion of its warrants in a taxable transaction to pay the exercise price for the balance of its warrants that are treated as exercised for U.S. federal income tax purposes. In such event, a U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A ordinary shares received would equal the U.S. holder’s tax basis in the warrants treated as exercised plus the fair market value of the warrants deemed surrendered. It is unclear whether a U.S. holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants pursuant to the redemption provisions described in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Distribution of Public Subunit Warrants.

As discussed above under “Allocation of Purchase Price and Characterization of a Unit”, for tax purposes we intend to treat subunits as Class A ordinary shares, and to treat shareholders who do not elect to redeem their public shares in connection with either our shareholder vote or our pre-business combination tender offer as having received a distribution of a quarter-warrant underlying the public subunit at the time of the business combination. Although the authorities governing transactions such as the distribution of such public subunit warrants are complex and unclear in certain respects, we expect that a U.S. holder of subunits deemed to receive public subunit warrants should not be treated as receiving a taxable distribution. However, the general rule under which a distribution of a right to acquire stock (such as the public subunit warrants) would not be included in the taxable income of the recipient for U.S. federal income tax purposes is subject to exceptions, including for “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. For this purpose, distributions of cash or other property incident to an “isolated” redemption of stock do not cause a distribution or series of distributions to be disproportionate. Although not entirely clear, under these rules, we do not expect the distribution (for tax purposes) of public subunit warrants before an initial business combination to be treated as a disproportionate distribution.

If the distribution is non-taxable to a U.S. holder, and the public subunit warrants that the U.S. holder is deemed to receive in the distribution have a fair market value equal to 15% or more of the fair market value of the U.S. holder’s Class A ordinary shares on the date of the distribution, the U.S. holder must allocate its adjusted tax basis in its Class A ordinary shares between those shares and the additional public subunit warrants in proportion to their relative fair market values at that time. Otherwise, the U.S. holder’s tax basis in the additional public subunit warrants that the U.S. holder is deemed to receive in the distribution will be zero unless the U.S. holder irrevocably elects, in its U.S. federal income tax return for the taxable year in which the additional public subunit warrants are deemed received, to allocate its adjusted tax basis in its Class A ordinary shares between those shares and the additional public subunit warrants as described in the foregoing sentence.

If our position is determined by the IRS or a court to be incorrect, U.S. holders receiving the additional public subunit warrants may be treated as receiving a corporate distribution in an amount equal to the fair market value of such additional public subunit warrants at that time, with the tax consequences described above under “— Taxation of Distributions.” In addition, see above under “Allocation of Purchase Price and Characterization of a Unit” for a discussion about the proper tax treatment of the subunit. Investors are urged to consult their tax advisors in this regard.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. holders of such ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

A foreign corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for periods prior to the acquisition of a company or assets in a business combination. Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending December 31, 2020 and, possibly not until after the close of our taxable year ending December 31, 2022. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC since our inception. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2020 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) ordinary shares or a valid “mark-to-market” election, in each case as described below, such holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. holder on the sale or other disposition of its ordinary shares or warrants; and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the ordinary shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the ordinary shares).

Under these rules:

•        the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the subunits, Class A ordinary shares, or warrants;

•        the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making either (i) a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends or (ii) a valid “mark-to-market” election. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the warrants), unless the U.S. holder makes a purging election under the PFIC rules. One type of purging election creates a deemed sale of such shares at their fair market value. The gain recognized by such purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of such purging election, the U.S. holder will generally have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including the availability of a separate purging election available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that we will timely provide such required information. In addition, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Tax Reporting

Certain U.S. holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement. Furthermore, certain U.S. holders who are individuals and to the extent provided in future Treasury regulations, certain entities, will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential Investors are urged to consult with their own tax advisors regarding the foreign financial asset reporting obligations and their application to an investment in Class A ordinary shares and warrants. Each U.S. holder is urged to consult with its own tax advisor regarding this reporting obligation.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, Class A ordinary shares and warrants who or that is neither a U.S. holder nor a partnership (or entity treated as a partnership for U.S. federal income tax purposes), but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of any income derived from, or gain attributable to the sale or other disposition of, our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable income tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. holders gain on the sale or other disposition of our Class A ordinary shares and warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our securities may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our subunits, Class A ordinary shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed, severally and not jointly, to purchase from us on a firm commitment basis the following respective numbers of units from the 16,000,000 units offered by this prospectus at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Units
I-Bankers Securities, Inc.	11,950,000
Dawson James Securities, Inc.	3,000,000
Ingalls & Snyder LLC	1,000,000
Ladenburg Thalman & Co. Inc.	50,000
Total	16,000,000

I-Bankers shall serve as the representative of the underwriters.

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,400,000 additional units at the public offering price less the underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to its initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, subunits, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (i) issue and sell the placement units, (ii) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (iii) register with the SEC, pursuant to an agreement to be entered into on or prior to the closing of this offering, the resale of the founder shares, the placement shares, the placement units, the placement warrants, and the Class A ordinary shares issuable upon exercise of the placement warrants, and (iv) issue securities in connection with an initial business combination. The representative may, at its sole discretion, release any of the securities subject to these lock-up agreements at any time without notice.

Our initial holders, our sponsor and our management team have agreed not to transfer, assign or sell any of their founder shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of our initial business combination and the date on which the closing price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in a change in the majority of our Board of Directors or management team and in which the company is the surviving entity. Notwithstanding the foregoing, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with our consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

The placement units, placement subunits, placement shares, placement warrants, and any Class A ordinary shares issuable upon exercise of the placement warrants will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares and Placement Units”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. The determination of the initial public offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than their initial public offering prices or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

Our units have been approved for listing on Nasdaq, under the symbol “GLSPU.” Once the securities comprising the units begin separate trading, we expect that the subunits and warrants will be listed on Nasdaq under the symbols “GLSPT” and “GLSPW,” respectively. The Class A ordinary shares will not be listed or trade separately unless and until we consummate an initial business combination.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Paid by Global SPAC Partners Co.
	No Exercise(1)	Full Exercise(1)
Per Unit	$0.55	$0.55
Total	$8,800,000	$10,120,000

____________

(1)      Includes $0.35 per unit, or $5,600,000 in the aggregate (or $6,440,000 assuming the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting commissions, to be placed in a trust account located in the United States as described herein and released to the underwriters only upon our completion of an initial business combination. The underwriters have agreed that the deferred underwriting commissions will be reduced pro rata for redemptions from the trust account prior to completion of the initial business combination, up to a maximum reduction of 20%. In addition, the underwriters have agreed that we may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists us in connection with completing the initial business combination. The amounts in the table assume no reductions from redemptions and are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

If we do not complete our initial business combination within the completion window, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes paid and payable) to the public shareholders.

We estimate that the total expenses of this offering payable by us will be $1,100,000, excluding underwriting discounts and commissions. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. We have also agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000. We have also agreed to reimburse the underwriters for all legal costs and expenses incurred in connection with this offering, up to a maximum of $201,000 (including payment of up to $26,000 for standard background checks on all of our officers and directors).

Representative Shares

Upon the closing of this offering we will issue to I-Bankers 100,000 Class B ordinary shares, par value $0.0001 per share, which we refer to as the “representative shares”. I-Bankers will pay an aggregate of $100 for the representative shares. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the completion window.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110(f)(2)(G), the I-Bankers registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and I-Bankers may only exercise its demand rights on one occasion.

Private Units

I-Bankers has committed that it and/or its designees will purchase from us 160,000 placement units for a total purchase price of $1,600,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. I-Bankers has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of placement units (up to a maximum of 24,000 placement units) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. The placement units (and underlying securities) are identical to the units (and underlying securities) sold in this offering except as described elsewhere in this prospectus. The placement units and underlying subunits and warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Additionally, the placement units purchased by I-Bankers and/or its designees may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. I-Bankers has agreed that the placement units it purchases will not be sold or transferred by it (except to certain permitted transferees) until 30 days after we have completed an initial business combination. We have granted the holders of placement units, including I-Bankers, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110.05, the I-Bankers registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and I-Bankers may only exercise its demand rights on one occasion. The placement warrants included in the placement units held by I-Bankers will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part, in accordance with FINRA Rule 5110(g)(8)(A), and I-Bankers has also agreed that with respect to such placement warrants the requirements of FINRA Rule 5110(g)(8)(B), FINRA Rule 5110(g)(8)(C) and FINRA Rule 5110(g)(8)(D) will be complied with, as long as I-Bankers or any of its related persons beneficially own such placement warrants.

Member of Sponsor

I-Bankers is a member of Global SPAC Sponsors LLC, our sponsor, and disclaims beneficial ownership of the reported securities, except to the extent of its pecuniary interest therein, which will be approximately 272,000 founder shares.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions (which may include purchases pursuant to the underwriters’ over-allotment option), and stabilizing transactions. In regard to the foregoing:

•        Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•        Covering transactions involve purchases of units either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed, in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price of units available for purchase through the underwriters’ over-allotment option.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Additional Future Arrangements

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, but we may do so at our discretion. Such services may include, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. If any of the underwriters provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with such underwriter and no fees for such services will be paid to such underwriter prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering, and we may pay any of the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

For a period of 60 days following the date of this prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist us in our search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to us, we agree to promptly provide to the underwriters and their counsel, prior to entering into the agreement or transaction relating to a business combination, a notification that includes: (i) the identity of the person or entity providing any such services; (ii) all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for this offering. We have also agreed that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which we may file in connection with our initial business combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, an underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each EEA Member State (each a “Relevant Member State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the units may be offered to the public in that Relevant Member State at any time:

(i)     to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Underwriters for any such offer; or

(iii)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the units shall require the Company or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any units under, this offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Company that:

(i)     it is a qualified investor within the meaning of the Prospectus Regulation; and

(ii)    in the case of any units acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the units acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Underwriters has been given to the offer or resale; or (ii) where the units have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those units to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the Underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Underwriters of such fact in writing may, with the prior consent of the Underwriters, be permitted to acquire units in this offering.

Notice to Prospective Investors in the United Kingdom

This Prospectus and any other material in relation to the units described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any units may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The units are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the units will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

No units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units which has been approved by the Financial Conduct Authority, except that the units may be offered to the public in the United Kingdom at any time:

(i)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(iii)   in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the units shall require the Company and/or any Underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any units in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the units has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units and underlying subunits and warrants have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” will mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Cayman Islands

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Certain legal matters will be passed upon on behalf of the underwriter by Ropes & Gray LLP.

EXPERTS

The financial statements of Global SPAC Partners Co. as of December 31, 2020 and for the period from August 6, 2020 (inception) through December 31, 2020, appearing in this prospectus, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of UHY LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Global SPAC Partners Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Global SPAC Partners Co. (the Company) as of December 31, 2020, and the related statements of operations, shareholders’ equity, and cash flows as of and for the period from August 6, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 6, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provided a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2020.

New York, New York
February 16, 2021 except for Note 8 as to which the date is March 18, 2021

GLOBAL SPAC PARTNERS CO.
BALANCE SHEET
DECEMBER 31, 2020

Assets
Cash	$21,432
Deferred offering costs	331,705
Total assets	$353,137

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$30,252
Due to Related Party	122
Promissory note – related party	300,000
Total current liabilities	330,374
Commitments
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(2,237)
Total shareholders’ equity	22,763
Total Liabilities and Shareholders’ Equity	$353,137

____________

(1)      Includes up to 750,000 shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part by the underwriter. (See Note 7)

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$2,238
Loss from operations	(2,238)

Other Income
Interest income	1
Total other income	1

Net loss	$(2,237)

Basic and diluted weighted average shares outstanding(1)	5,000,000
Basic and diluted net loss per share	$(0.00)

____________

(1)      Excludes up to 750,000 shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part by the underwriter (see Note 7).

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class B Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Equity
	Shares(1)	Amount
Balance as of August 6, 2020 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to sponsor	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(2,237)	(2,237)
Balance as of December 31, 2020	5,750,000	$575	$24,425	$(2,237)	$22,763

____________

(1)      Includes up to 750,000 shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part by the underwriter (see Note 7).

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flows from operating activities:
Net loss	$(2,237)
Adjustments to reconcile net loss to net cash provided by operating activities
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	2,116
Changes in current assets and liabilities:
Due to related party	122
Net cash provided by operating activities	1

Cash flows from financing activities:
Payment of deferred offering costs	(89,855)
Proceeds from sponsor loan	111,286
Net cash provided by financing activities	21,431

Net change in cash	21,432
Cash, August 6, 2020 (inception)	—
Cash, end of the period	$21,432

Supplemental disclosure of cash flow information:
Deferred offering costs paid by sponsor in exchange for issuance of Class B ordinary shares	$22,884
Deferred offering costs paid by sponsor loan	$188,714
Accrued deferred offering costs	$30,252

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation

Global SPAC Partners Co. (the “company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on August 6, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “initial business combination”). The company has not selected any specific business combination target with respect to the initial business combination.

As of December 31, 2020, the company had not commenced any operations. All activity for the period from August 6, 2020, the company’s inception, through December 31, 2020 relates to the company’s formation and the proposed initial public offering (as defined below). The company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The company has selected December 31 as its fiscal year end.

The company’s sponsor is Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company (the “sponsor”). The company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “proposed public offering”, see Note 3) and a private placement of placement units to the sponsor or its designees and I-Bankers Securities, Inc. (the “private placement”, see Note 4).

The company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (as defined below) (less any deferred underwriting commissions and net of taxes payable) at the time of the signing of a definitive agreement to enter into a business combination.

Upon the closing of the proposed public offering, the company will place an aggregate of $10 per unit sold in the proposed public offering in a trust account (the “trust account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the company. Except with respect to interest earned on the funds held in the trust account that may be released to the company to pay its tax obligations and up to $100,000 to pay dissolution expenses in the event that the company is unable to consummate a business combination and must be liquidated, the proceeds from this offering and the sale of the placement units will not be released from the trust account until the earliest of (a) the completion of the company’s initial business combination, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the company’s amended and restated memorandum and articles of association, and (c) the redemption of the company’s public shares if the company is unable to complete the initial business combination within the combination period (as defined below), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the company’s creditors, if any, which could have priority over the claims of the company’s public shareholders.

The company will have 21 months from the closing of the proposed public offering (or 24 months if the Company executes a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the proposed public offering) to consummate a business combination (the “combination period”). However, if the company is unable to complete a business combination within the combination period, the company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the company’s warrants, which will expire worthless if we fail to complete our initial business combination within the combination period.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation (cont.)

Going Concern Consideration

As of December 31, 2020, the company had $21,432 in cash and a working capital deficit of $308,942 (excluding deferred offering costs). The company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the company’s ability to continue as a going concern. Management plans to address this uncertainty through a proposed public offering as discussed in Note 3. There is no assurance that the company’s plans to raise capital or to consummate a business combination will be successful within the combination period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The company did not have any cash equivalents as of December 31, 2020.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to shareholders’ equity upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the sponsor. Weighted average shares were reduced for the effect of an aggregate of 750,000 ordinary shares that are subject to forfeiture if the underwriter’s over-allotment option is not exercised by the underwriter (see Note 5). As of December 31, 2020, the company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the company’s tax provision was zero for the period presented.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the company’s financial statements.

Note 3 — Proposed Public Offering

In the proposed public offering, the company will offer for sale 20,000,000 units, or 23,000,000 units if the underwriter’s over-allotment option is exercised in full, at a purchase price of $10.00 per unit (the “public units”). Each unit consists of one subunit and one-third of a warrant. Each subunit consists of one Class A ordinary share and one-quarter of a warrant. Each whole exercisable warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each whole warrant will become exercisable on the later of 30 days after the completion of the initial business combination or 12 months from the closing of this proposed offering and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement

The company’s sponsor and I-Bankers Securities, Inc. have agreed to purchase an aggregate of 595,000 units, or 655,000 units if the underwriter’s over-allotment option is exercised in full, at a price of $10.00 per unit (the “placement units”), for an aggregate purchase price of $5,950,000, or $6,550,000 if the underwriter’s over-allotment option is exercised in full. Each unit consists of one subunit and one-third of a warrant. Each subunit consists of one Class A ordinary share and one-quarter of a warrant.

Note 5 — Related Party Transactions

Founder Shares

On August 7, 2020, the company issued 5,750,000 Class B ordinary shares to the sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the sponsor transferred 50,000 founder shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The sponsor subsequently repurchased the 100,000 founder shares from the two former director nominees and 25,000 founder shares from Mr. Abedin at the same price of approximately $0.00435 per share.

The initial shareholders have agreed not to transfer, assign or sell any of their founder shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the company’s initial business combination and the date on which the closing price of the company’s Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period ending at least 150 days after the consummation of its initial business combination or earlier, in any case, if, following a business combination, the company engages in a subsequent transaction (1) resulting in its shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of its board of directors or management team in which the company is the surviving entity. Notwithstanding the foregoing, in connection with an initial business combination, the initial shareholders may transfer, assign or sell their founder shares with the company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Administrative Service Fee

The company has agreed, commencing on the effective date of the prospectus, to pay the affiliate of the company’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to the public shareholders.

Due to Related Party

As of December 31, 2020, a related party paid $122 on behalf of the company to pay for formation costs.

Related Party Loans

On August 7, 2020, the company issued an unsecured promissory note to the sponsor, pursuant to which the company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. As of December 31, 2020, the company had drawn down $300,000 under the promissory note with the sponsor to be used for a portion of the expenses of this offering.

Bryant B. Edwards, our CEO, funded approximately $188,714 of the aforementioned loan to us on behalf of the sponsor and, at our request, paid the funds directly to our vendor to settle outstanding offering expenses.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

In order to finance transactions costs in connection with a business combination, post the company’s proposed offering, the sponsor or an affiliate of the sponsor, or certain of the company’s officers and directors may, but are not obligated to, loan the company funds as may be required. If the company completes a business combination, the company would repay the working capital loans. In the event that a business combination does not close, the company may use a portion of proceeds held outside the trust account to repay the working capital loans but no proceeds held in the trust account would be used to repay the working capital loans. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.

Note 6 — Commitments & Contingencies

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Underwriters Agreement

The company will grant I-Bankers Securities, Inc. (the “underwriter”) a 45-day option from the date of this prospectus to purchase up to 3,000,000 additional units to cover over-allotments, if any.

The underwriter will be entitled to a cash underwriting discount of one percent (2%) of the gross proceeds of the proposed public offering, or $4,000,000 (or up to $4,600,000 if the underwriter’s over-allotment is exercised in full). Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the proposed public offering upon the completion of the company’s initial business combination. The company has also agreed to reimburse the underwriter for up to $201,000 of background check, road show and legal expenses associated with this proposed offering.

The company will issue the underwriter 100,000 representative shares at $0.0001 per share upon the consummation of this offering.

In February 2021, the company and underwriter agreed to revise underwriter’s agreement to include a commitment by the underwriter to purchase 200,000 private units (plus an additional 30,000 private units if the underwriters’ over-allotment option is exercised in full) (See Note 8)

The underwriter has agreed that the deferred underwriting commissions will be reduced pro rata for redemptions from the trust account prior to completion of the initial business combination, up to a maximum reduction of 50%. In addition, the underwriter has agreed that the company may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists the company in connection with completing the initial business combination.

Legal Fees

The Company agreed to pay Ellenoff Grossman & Schole LLP $25,000 of legal fees upon filing of the Company’s amended registration statement and an additional $175,000 upon the consummation of this offering. These amounts have not been accrued in the accompanying financial statements.

Representative Shares

The company has agreed to issue the underwriter 100,000 representative shares at $0.0001 per share upon the consummation of this offering. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without the company’s prior consent until the completion of the company’s initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments & Contingencies (cont.)

offer) with respect to such shares in connection with the completion of the company’s initial business combination; (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the company fails to complete its initial business combination within the combination period; and (iii) to vote in favor of our initial business combination with respect to such shares if we submit our initial business combination to our public shareholders for a vote.

Note 7 — Shareholder’s Equity

Preference Shares — The company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 5,750,000 Class B ordinary shares issued and outstanding. Of the 5,750,000 Class B ordinary shares, an aggregate of up to 750,000 shares are subject to forfeiture to the company for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the company’s issued and outstanding ordinary shares after the proposed public offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering).

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the company’s directors prior to the initial business combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Note 8 — Subsequent Events

The Company has evaluated subsequent events to determine if events or transactions occurring after the balance sheet date through the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In February 2021, the Company elected to revise the offering terms of the proposed public offering. The changes included (i) reduction in the number of warrants contained in the unit (but outside of the subunit) from one-half to one-third and (ii) a commitment by the underwriter, I-Bankers Securities, to purchase 200,000 private units (plus an additional 30,000 private units if the underwriters’ over-allotment option is exercised in full).

On March 5, 2021, the sponsor transferred 25,000 founder shares to each of two director nominees including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full.

In March 2021, the Company elected to revise the offering terms of the proposed public offering. The changes included (i) the number of warrants contained in the unit (but outside of the subunit) will be one-half of one warrant, (ii) the duration of the combination period will be 12 months, (iii) the number of placement units to be sold in the private placement will be 795,000 at $10.00 per unit and will generate $7.95 million of total proceeds (if the over-allotment option is exercised in full, the number of placements units to be sold in the private placement will be 885,000 at $10.00 per unit and will generate $8.85 million of total proceeds), (iv) an amount equal to at least $10.10 per public unit sold in the proposed public offering will be placed in the trust account from the proceeds of the sale of the public and private units; and (v) the maximum reduction of the deferred underwriting commissions resulting from redemptions from the trust account will be 20%.

$160,000,000

16,000,000 units

Global SPAC Partners Co.

Sole Book-Running Manager

I-Bankers Securities, Inc.

_____________________

PROSPECTUS

April 8, 2021

_____________________

Until May 3, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.